An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

Solidus Communications, INC.

150,000,000 SHARES OF COMMON STOCK

Solidus Communications, Inc. (“we” or the “Company”) is offering for sale a maximum of 150,000,000 shares of its common stock at a fixed price of $0.01 per share. There is no minimum number of shares that must be sold by us for the offering to close, and therefore we may receive no proceeds or very minimal proceeds from the offering. The Selling Security Holder is offering for sale 150,000,000 shares of its common stock at a fixed price of $.0.01 per share. The Offering will terminate upon the earlier of the sale of all 150,000,000 shares being offered, or one year after the offering statement is qualified by the Securities and Exchange Commission.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Prior to this qualification, there has been only a limited public trading market for the common stock of the Company. Our shares trade under the symbol SLDC on OTC Pink (Pink Sheets).

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 4 of this offering circular for a discussion of information that should be considered in connection with an investment in our securities.

Common Stock Offered By	Number of Shares	Price to Public	Underwriting discount and commissions(1)	Proceeds to Company (2)
The Company	150,000,000	$0.01	$-	$1,500,000

(1)	We may offer shares through registered broker dealers. We may pay finders, but information as to the finder or brokers must be disclosed in an amendment to this offering circular.

(2)	The offering has no or Zero cost to the company. See “Plan of Distribution.”

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.

We are providing the disclosure in the format prescribed by Part I of the S-1 format of Form 1-A.

260 Williamson Blvd, #731544 Ormond Beach, FL 32173

(305) 747-7647; www.soliduscommunications.com

 The date of this Preliminary Offering Circular is September 9, 2025

Please read this offering circular carefully. It describes our business, our financial condition and results of operations. We have prepared this offering circular so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this offering circular. We have not authorized any other person to provide you with different information. This offering circular is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this offering circular is complete and accurate as of the date on the front cover, but the information may have changed since that date.

OFFERING CIRCULAR SUMMARY

This summary provides an overview of selected information contained elsewhere in this offering circular. It does not contain all the information you should consider before making a decision to purchase the shares we are offering. You should very carefully and thoroughly read the more detailed information in this offering circular and review our financial statements contained herein.

Overview

Solidus Communications, Inc., originally Sungro Minerals, Inc. (“we”, or “the Company”), was incorporated in Nevada in 2007. We are a company specializing in the acquisition of high value technology related companies, currently comprised of the following subsidiaries: Advanced Satellite Systems, Inc. – Provides Internet, and VoIP phone service in Volusia and Flagler County, FL.; Illumivation Labs, Inc. – Focuses on Aerospace, human adaptation to climate change, and waves-frequencies based technologies by cultivating, prototyping patentable ideas and marketing them as a product or leasing the patent for royalties.

We provide these companies both 1) the enhanced ability to raise money for operations or expansion, and 2) an equity exits and liquidity strategy for the owner, heirs, and/or investors.

We expect to use the proceeds of this offering to expand our acquisition opportunities and for growth as well as general and administrative expenses. See “Use of Proceeds.”

Our business office is located at 260 Williamson Blvd., Unit 731544, Ormond Beach, FL 32174. Our telephone number is (305) 747-7647.

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Summary of the Offering

Securities Offered	150,000,000 shares of Common Stock by the Company

Offering price per Share	$.0.01 per share of Common Stock.

Number of shares outstanding before the offering of common shares	382,020,576 shares of Common Stock as of the date hereof, and 268,440,000 shares issuable upon conversion of outstanding preferred stock.

Number of shares outstanding after the offering of common shares if all the shares being offered are sold	532,020,576 shares of Common Stock will be issued and outstanding after this offering is completed if all the shares being offered are sold.

Minimum number of shares to be sold in this offering	None.

Market for the common shares	There is only a limited public market for the common shares and a broad public market may never develop. The common stock is quoted on OTC Pink, informally known as the “Pink Sheets,” under the symbol SLDC.

Use of proceeds	The Company intends to use the proceeds of this offering for acquisition opportunities, and for general and administrative purposes. See “Use of Proceeds” section for details.

Termination of the offering	The offering will conclude upon the earlier of the sale of all 150,000,000 shares or one year after the date of this offering circular.

You should rely only upon the information contained in this offering circular. The Company has not authorized anyone to provide you with information, including projections of performance, different from that which is contained in this offering circular. The Company is offering to sell shares of common stock and seeking offers only in jurisdictions where offers and sales are permitted. The information contained in here is accurate only as of the date of this offering circular, regardless of the time of delivery of this offering circular or of any sale of the common stock.

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RISK FACTORS

Please consider the following risk factors and other information in this offering circular relating to our business and prospects before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this offering circular before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed and you may lose all or part of your investment.

The Company considers the following to be all known material risks to an investor regarding this offering. The Company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our common stock.

RISKS RELATED TO OUR BUSINESSES

Risks Related to Solidus Communications, Inc.

Our revenues are difficult to predict and can vary significantly from period-to-period.

Our revenues are difficult to predict and can vary significantly from period-to-period, which could cause our share price to decline. Therefore, period-to-period comparisons of the results of our operations should not be relied upon as an indication of our future performance. It is possible that in the future, our results of operations may be below the expectations of our investors or our own guidance, which could cause the price of our parent company common shares to decline.

Spending on technology products and services by our clients and prospective clients is subject to fluctuations depending on many factors, including both the economic and regulatory environment in the markets in which they operate.

The technology and IT budgets of our clients are frequently impacted as a result of economic slowdown or uncertainties in the markets in which they operate. Reductions in IT spending arising from or related to economic slowdown in the markets in which our clients operate have in the past adversely impacted, and may in the future adversely impact, our revenues, gross profits, operating margins and results of operations.

Increased regulation, changes in existing regulation or increased government intervention in the industries in which our clients operate may adversely affect the growth of their respective businesses and may reduce demand for our services or cause us to incur additional costs in our processes or personnel, thereby negatively affecting our business, results of operations and financial condition. Our clients may be subject to stringent compliance requirements, including privacy and security standards for handling data, which could impact the manner in which we provide our services.

Further, regulators have imposed guidelines for use of cloud computing services that mandate specific controls or require financial services enterprises to obtain regulatory approval prior to outsourcing certain functions.

Reduced or delayed IT spending may also lead to our clients cancelling ongoing projects with us, requesting pricing discounts or consolidating the technology service providers that they partner with. In the past such events have adversely impacted our utilization rates, the revenue earned per billed person month, the competitiveness of our proposals and our gross margins.

A large part of our revenues is dependent on our limited number of clients, and the loss of any one of our major clients could significantly impact our business.

We have historically earned, and believe that in the future we will continue to earn, a significant portion of our revenues from a limited number of clients.

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During the 6 months ended May 31, 2025, 2024 and 2023, the Company had one customer, Jace, Inc., and no certain customers whose revenue individually represented 75% or more of the Company’s total revenue, respectively.

During the 12 months ended November 30, 2024 and 2023, the Company had one customer, Jace, Inc., and no certain customers whose revenue individually represented 60% or more of the Company’s total revenue, respectively.

The volume of work we perform for different clients may vary from year to year depending on the discretion of our clients. Thus, a major client in one year may not provide the same level of revenues in a subsequent year. There are a number of factors, other than our performance, that could cause the loss of a client or reduction of business from a client. In certain cases, our business may be impacted when a large client either changes its outsourcing strategy by moving more work in-house or replacing its existing software with packaged software supported by the licensor. Reduced technology spending in response to a challenging economic or competitive environment may also result in our loss of a client. If we lose one of our major clients or if one of our major clients significantly reduces its volume of business with us, our revenues and profitability could be adversely affected.

Public health threats, pandemics and outbreaks of communicable diseases could have a material adverse effect on our operations, the operations of our business partners, and the global economy as a whole.

Public health threats, pandemics and outbreaks of communicable diseases could adversely impact our operations, as well as the operations of our licensees and other business partners. We have taken precautions in the operation of our own business and maintain an up-to-date disaster recovery and business continuity policy as well as have the systems and support to have our workforce work remotely for an indefinite period of time. However, future public health threats, pandemics or outbreaks of communicable diseases, similar to the COVID-19 outbreak, could have a material adverse effect on our business, operations and financial results.

We may not be able to provide end-to-end business solutions for our clients, which could lead to clients discontinuing their work with us, which in turn could harm our business.

In recent years, we have been expanding the nature and scope of our client engagements by extending the breadth of solutions and services that we offer, which include, for example, software applications, automation solutions, digital design and analytics services, engineering services, cloud related services, application development and maintenance, consulting, business process management, systems integration and security and infrastructure management.

The increased breadth of our service offerings may result in larger and more complex client projects. This will require us to establish closer relationships with our clients and potentially with other technology service providers and vendors, and require a more thorough understanding of our clients’ operations. Our ability to establish these relationships will depend on a number of factors including the proficiency of our technology professionals and our management personnel. Thus, if we are unable to attain a thorough understanding of our clients’ operations, our service offerings may not effectively meet client needs and jeopardize our client engagements, which may negatively impact our revenues and financial condition.

Larger projects often involve multiple components, engagements or stages, and a client may choose not to retain us for additional stages or may cancel or delay additional planned engagements for various reasons unrelated to the quality of our services and outside of our control, such as the business or financial condition of our clients or the economy in general. These terminations, cancellations or delays may make it difficult to plan for project resource requirements, which may have a negative impact on our profitability.

Additionally, the business departments of our clients are increasingly making or influencing technology-related buying decisions. If we are unable to establish business relationships with these new buying centers, or if we are unable to articulate the value of our technology services to these business functions, our revenues may be adversely impacted.

Intense competition in the market for technology services could affect our win rates and pricing, which could reduce our market share and decrease our revenues and/or our profits.

Our revenues and profits depend, in part, upon the continued demand for our services by our existing and new clients and our ability to meet this demand in a competitive and cost-effective manner. The technology services market is highly competitive. Our competitors include large global consulting firms, India-based technology services firms, software and solution providers, niche service providers and in-house IT departments of large corporations.

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The technology services industry is experiencing rapid changes that are affecting the competitive landscape, including recent divestitures and acquisitions that have resulted in consolidation within the industry. These changes may result in larger competitors with significant resources or competitors with more competitive service offerings in emerging areas of demand, such as digital design, cloud-based solutions and cyber security. In addition, some of our competitors have added offshore capabilities to their service offerings. These competitors may be able to offer their services using the offshore and onsite model more efficiently. Many of these competitors are also substantially larger than us and have significant experience with international operations. We may face competition in countries where we currently operate, as well as in countries in which we expect to expand our operations. We also expect additional competition from technology services firms with current operations in other countries, such as China and the Philippines. Many of our competitors have significantly greater financial, technical and marketing resources, generate greater revenues, have more extensive existing client relationships and technology partnerships and have greater brand recognition than we do. We may be unable to compete successfully against these competitors, or may lose clients to these competitors.

Additionally, our ability to compete effectively also depends in part on factors outside our control, such as the price at which our competitors offer comparable services, and the extent of our competitors’ responsiveness to their clients’ needs.

Moreover, our ability to maintain or increase pricing is restricted as clients often expect that as we do more business with them, they will receive volume discounts or lower rates. In addition, existing and new customers are also increasingly using third-party consultants with broad market knowledge to assist them in negotiating contractual terms. Any inability to maintain or increase pricing on account of this practice may also adversely impact our revenues, gross profits, operating margins and results of operations.

Our engagements with customers are typically singular in nature and do not necessarily provide for subsequent engagements.

Our clients generally retain us on a short-term, engagement-by-engagement basis in connection with specific projects, rather than on a recurring basis under long-term contracts. Although a substantial majority of our revenues are generated from repeat business, which we define as revenues from a client who also contributed to our revenues during the prior fiscal year, our engagements with our clients are typically for projects that are singular in nature. Therefore, we must seek out new engagements when our current engagements are successfully completed or terminated, and we are constantly seeking to expand our business with existing clients and secure new clients for our services. In addition, in order to continue expanding our business, we may need to significantly expand our sales and marketing group, which would increase our expenses and may not necessarily result in a substantial increase in business. If we are unable to generate a substantial number of new engagements for projects on a continual basis, our business and results of operations would likely be adversely affected.

Our business will suffer if we fail to anticipate and develop new services and enhance existing services in order to keep pace with rapid changes in technology and in the industries on which we focus.

The technology services market is characterized by rapid technological change, evolving industry standards, changing client preferences and new product and service introductions. Our future success will depend on our ability to anticipate these advances and develop new product and service offerings to meet client needs. We may fail to anticipate or respond to these advances on a timely basis, or, if we do respond, the services or technologies that we develop may not be successful in the marketplace. The development of some of the newer services and technologies may involve significant upfront investments and the failure of these services and technologies may result in our inability to recoup some or all of these investments. Further, better or more competitively priced products, services or technologies that are developed by our competitors may render our services non-competitive or obsolete.

We may be unable to recoup investment costs incurred in developing our software products and platforms.

The development of our software products and platforms requires significant investments. The markets for our suite of software products and platforms are competitive. Our current software products and platforms or any new software products and platforms that we develop may not be commercially successful and the costs of developing such new software products and platforms may not be recouped. Since software product and platform revenues typically occur in periods subsequent to the periods in which the costs are incurred for the development of such software products and platforms, delayed revenues may cause periodic fluctuations in our operating results.

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It is possible that the integration process of acquired businesses could result in the loss of key employees; the disruption of Solidus Communications’ ongoing business or the ongoing business of the acquired operating businesses; or inconsistencies in standards, controls, procedures or policies that could adversely affect our ability to maintain relationships with third parties and employees or to achieve the anticipated benefits of the acquisition. Integration efforts between us and the acquired businesses will also require management’s significant attention away from other opportunities that could have been beneficial to our stockholders. An inability to realize the full extent of, or any of, the anticipated benefits of any acquisition, as well as any delays encountered in the integration process, could have an adverse effect on our business and results of operations, which may affect the value of the shares of our common stock after the completion of our acquisitions. If we are unable to achieve these objectives, the anticipated benefits of the acquisition may not be realized fully or at all or may take longer to realize than expected. In particular, our acquisitions may not be accretive to our stock value in the near or long term.

In addition, we may issue shares of our common stock or other equity securities in connection with future acquisitions of businesses and technologies. Any such issuances of shares of our common stock could result in material dilution to our existing stockholders.

We expect to incur additional costs integrating the operations of any operating business and utilizing any intellectual property assets we acquire, as we incur higher development and regulatory costs, and must hire relevant personnel. If the total costs of the integration or utilization of our businesses or assets exceed the anticipated benefits of the acquisition, our financial results could be adversely affected.

Accordingly, we may not succeed in addressing the risks associated with our recent acquisitions or any other operating business we acquire in the future. The inability to successfully, or in a timely fashion, integrate the business, technologies, products, personnel, or operations of any acquired business or utilization of any assets, could have a material adverse effect on our business, results of operations, and financial condition.

Risks Relating to Our Advanced Satellite Systems Subsidiary.

We face significant competition from other service providers, as well as other well-capitalized entrants in the data services industry, which could reduce our market share and lower our profits.

We operate in a highly competitive, subscriber-driven and rapidly changing environment and compete with a growing number of entities that provide a broad range of communications products, services and content to subscribers. Our competitors have historically included, and we expect will continue to include, DBS providers; telephone companies that offer data services through DSL or fiber-to-the-node networks; municipalities with fiber-based networks; regional fiber providers and other service providers that have been granted a franchise to operate in a geographic market in which we are already operating.

Our cable systems generally operate pursuant to franchises, permits and similar authorizations issued by LFAs, and these franchises are typically non-exclusive. Accordingly, LFAs can grant additional franchises to our competitors and create competition in our markets where none existed previously, resulting in over builds. In some cases, the FCC has adopted rules that streamline entry for new competitors (particularly those affiliated with telephone companies) and reduce franchising burdens for these new entrants. Although as a general matter internet service providers have upgraded their data networks to enable faster upload and download speeds for their customers in metropolitan markets before upgrading their data networks in our markets. Further overbuilding could cause more of our customers to purchase data services from our competitors instead of from us. In certain of our markets, some of our telephone company competitors have entered into strategic partnerships or other arrangements with DBS operators that permit these telephone companies to package the video services of DBS operators with their own data, residential voice and wireless voice services. An example of such arrangement is AT&T’s ownership of DirecTV. We also face increasing competition from wireless telephone companies for residential voice services, as some of our customers are replacing our residential voice services completely with wireless voice services. In addition, new entrants with significant financial resources may compete on a larger scale with our video and data services, and as more wireless voice service providers offer unlimited data options, some customers may choose to forgo our data services altogether. We may also face increasing competition from various providers of wireless internet offerings, including wireless telephone carriers that are developing high-speed “5G” wireless networks and public locations or commercial establishments offering Wi-Fi at no cost.

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A small number of municipalities have also announced plans to construct their own data networks with access speeds that match or exceed those of our own through the use of fiber optic technology. In some cases, local government entities and municipal utilities may legally compete with us without obtaining a franchise from an LFA, reducing their barriers to entry into our markets. The entrance of municipalities as competitors in our markets would add to the competition we face and could lead to additional customer attrition.

Competition for dedicated fiber-optic services for enterprise business customers is also intense as both local telephone companies and regional over builders offer data and voice services over dedicated fiber connections.

Any of these events could have a material negative impact on our operations, business, financial results and financial condition.

Our business is characterized by rapid technological change, and if we do not adapt to technological changes and respond appropriately to changes in consumer demand, our competitive position may be harmed.

Our success is, to a large extent, dependent on our ability to acquire, develop, adopt, upgrade and exploit new and existing technologies to address consumers’ changing demands and distinguish our services from those of our competitors. We may not be able to accurately predict technological trends or the success of new products and services. If we choose technologies or equipment that are less effective, cost-efficient or attractive to our customers than those chosen by our competitors, or if we offer services that fail to appeal to consumers, that are not available at competitive prices or that do not function as expected, our competitive position could deteriorate and our business and financial results could suffer.

The ability of some of our competitors to introduce new technologies, products and services more quickly than we can may adversely affect our competitive position.

Furthermore, advances in technology, decreases in the cost of existing technologies or changes in competitors’ product and service offerings may require us in the future to make additional research and development expenditures or to offer at no additional charge or at a lower price certain products and services that we currently offer to customers separately or at a premium.

In addition, we seek to leverage overall industry experience before rolling out new technology in order to avoid investing in technology that has not been proven successful in other markets. We implement this approach to avoid costly mistakes made by early adopters of new technology that does not provide expected returns, and it exposes us to the risk that one of our competitors will adopt successful new technology before us and leverage this new technology to attract our customers, increasing the level of customer attrition we experience and adversely affecting our business.

The increase in programming costs and retransmission fees may continue in the future, resulting in lower margins than we anticipate.

Programming costs and retransmission fees paid to major programmers and broadcasters may continue to increase as content providers are expected to ask for higher fees. Moreover, programming cost and retransmission fee increases have caused us, and may in the future cause us, to cease carrying channels offered by certain programmers and broadcasters, which may result in attrition of video subscribers as well as customers who subscribe to double-play or triple-play packages that include video service. These customer losses and increased costs could result in further decreases in our residential video margins and adversely impact our business.

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We may not be able to obtain necessary hardware, software and operational support.

We depend on a limited number of third-party suppliers and licensors to supply some of the hardware and software necessary to provide some of our services, including our access to the network backbone and the set-top boxes and modems that we lease to our customers. Some of these vendors represent our sole source of supply or have, either through contract or as a result of intellectual property rights, a position of some exclusivity. If any of these parties breaches or terminates its agreement with us or otherwise fails to perform its obligations in a timely manner; demand exceeds these vendors’ capacity; they experience operating or financial difficulties; they significantly increase the amount we pay for necessary products or services or they cease production of any necessary product due to lack of demand, profitability, a change in their ownership or otherwise, then our ability to provide some services may be materially adversely affected. Any of these events could adversely affect our ability to retain and attract subscribers and have a material negative impact on our operations, business, financial results and financial condition.

Adverse conditions in the U.S. economy could impact our results of operations.

Unfavorable general economic conditions, such as a recession or economic slowdown in the United States, could negatively affect the affordability of and demand for some of our products and services. In difficult economic conditions, consumers may seek to reduce discretionary spending by forgoing purchases of our products, electing to use fewer higher margin services or obtaining lower cost products and services offered by other companies. Similarly, under these conditions the business customers that we serve in the United States may delay purchasing decisions, delay full implementation of service offerings or reduce their use of services. In addition, adverse economic conditions may lead to an increased number of our residential and business customers that are unable to pay for services.

Such conditions could also inhibit or prevent our third-party suppliers and licensors from supplying some of the hardware and software necessary to provide some of our services. If any of these events were to occur, it could have a material negative effect on our operations, business, financial condition and results of operations.

We rely on network and information systems and other technology, and a disruption or failure of such networks, systems or technology as a result of cybersecurity incidents, as well as outages, natural disasters (including extreme weather), terrorist attacks, accidental releases of information or similar events, may disrupt our business.

Network and information systems and other technologies are critical to our operating activities, both to internal uses and in supplying data, video and voice services to customers. Network or information system shutdowns or other service disruptions caused by cyber-attacks, such as distributed denial of service attacks, dissemination of malware and other malicious activity, pose increasing risks. Both unsuccessful and successful cyber-attacks on companies have continued to increase in frequency, scope and potential harm in recent years and, because the techniques used in such attacks have become more sophisticated and change frequently, we may be unable to anticipate these techniques or implement adequate preventative measures. From time to time third parties make malicious attempts to access our network. Any successful attempts could result in an unauthorized release of information, degradation to our network and information systems or disruption to our data, video and voice services, all of which could adversely affect our reputation and results of operations.

Our network and information systems are also vulnerable to damage or interruption from power outages, natural disasters (including extreme weather arising from short-term weather patterns or any long-term changes), terrorist attacks and similar events.

Security breaches and other disruptions, including cyber-attacks, and our actual or perceived failure to adequately protect business and consumer data could give rise to liability or reputational harm.

In the ordinary course of our business, we electronically maintain confidential, proprietary and personal information in our information technology systems and networks and those of third-party vendors, including customer, personnel and vendor data. These systems may be targets of attack by cyber criminals or other wrongdoers seeking to steal such information for financial gain or to harm our business operations or reputation. The loss, misuse, compromise, leakage, falsification or accidental release of such information may result in costly investigations, remediation efforts and notification to affected consumers, personnel or vendors. Cyber-attacks could also adversely affect our operating results; consume internal resources and result in government investigations, fines and penalties, litigation or potential liability for us and otherwise harm our business.

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Various U.S., Federal, state and international laws and regulations govern the collection, use, retention, sharing and security of consumer data and sensitive personal information that could be used to commit identity theft. This area of the law is evolving, and interpretations of applicable laws and regulations differ. Legislative and regulatory activity in the privacy area may result in new laws that are relevant to our operations, for example, use of consumer data for marketing or advertising. Claims of failure to comply with our privacy policies or applicable laws or regulations could form the basis of governmental or private-party actions against us. Such claims and actions may cause damage to our reputation and could have an adverse effect on our business.

Intellectual property and proprietary rights of others could prevent us from using necessary technology to provide our services or subject us to expensive intellectual property litigation.

We periodically receive claims from third parties alleging that our network and information technology infrastructure infringes the intellectual property rights of others. We are generally named as joint defendants in these suits together with other providers of data, video and voice services. Typically, these claims allege that aspects of our cable system architecture, electronic program guides, cable modem technology and VoIP services infringe on process patents held by third parties. It is likely that we will continue to be subject to similar claims as they relate to our cable business. Addressing these claims is a time-consuming and expensive endeavor, regardless of the merits of the claims. In order to resolve such a claim, we could determine the need to change our method of doing business, enter into a licensing agreement or incur substantial monetary liability. It is also possible that our business could be enjoined from using the intellectual property at issue, causing us to significantly alter our operations. If any such claims are successful, then the outcome would likely affect our services utilizing the intellectual property at issue and could have a material adverse effect on our operating results.

If we are unable to retain key employees, our ability to manage our business could be adversely affected.

Our operational results have depended, and our future results will depend, upon the retention and continued performance of our management team. The competitive environment for management talent in the broadband communications industry could adversely impact our ability to retain and hire new key employees for management positions. The loss of the services of key members of management and the inability or delay in hiring new key employees could adversely affect our ability to manage our business and our future operational and financial results.

Risks Relating to Our Illumivation Labs, Inc. Subsidiary.

Our short and long-term success is subject to numerous risks and uncertainties, many of which involve factors that are difficult to predict or beyond our control.

As a result, an investment in our common stock involves risks. In evaluating our business, our stockholders are encouraged to carefully consider the risks described below, together with all other information included in this circular, as well as in our other filings at otcmarkets.com. If any of these risks are realized, our business, financial condition, results of operations, and prospects could be materially adversely affected, and the trading price of our common stock could significantly fluctuate. Furthermore, additional risks and uncertainties of which we are currently unaware, or which we currently consider to be immaterial, could have a material adverse effect on our business. Certain statements below constitute “forward-looking statements,” which are subject to numerous risks and uncertainties, including those described in this section. For additional information, refer to the section entitled “Cautionary Note Regarding Forward-Looking Statements” within this circular.

Our intellectual property business is expected to be reliant on the strength of our patent portfolios and is subject to evolving legislation, regulations, and rules associated with patent law.

The success of our intellectual property business is heavily dependent on obtaining and enforcing patents. Patent acquisition and enforcement is costly, time-consuming and inherently uncertain. Obtaining and enforcing patents across various industries, including the life science industry, involves a high degree of technological and legal complexity. Our patent rights may be affected by developments or uncertainty in U.S. or foreign patent statutes, patent case law, U.S. Patent and Trademark Office (“USPTO”) rules and regulations and the rules and regulations of foreign patent offices. In addition, the United States may, at any time, enact changes to U.S. patent law and regulations, including by legislation, by regulatory rulemaking, or by judicial precedent, that adversely affects the scope of patent protection available and weakens the rights of patent owners to obtain patents, enforce against patent infringement and obtain injunctions and/or damages. For example, over the past several years, the Court of Appeals for the Federal Circuit and the Supreme Court issued various opinions, and the USPTO modified its guidance for practitioners on multiple occasions, either narrowing the scope of patent protection available in certain circumstances or weakening the rights of patent owners in certain situations. Other countries may likewise enact changes to their patent laws in ways that adversely diminish the scope of patent protection and weaken the rights of patent owners to obtain patents, enforce against patent infringement, and obtain injunctions and/or damages. In addition to increasing uncertainty regarding our ability to obtain patents in the future, this combination of events has created uncertainty with respect to the value of patents, once obtained. We cannot predict the breadth of claims that may be allowed or enforced in our patents or in third-party patents, and whether Congress or other foreign legislative bodies may pass patent reform legislation that is unfavorable to us, which, may in turn, affect the value of our patent assets.

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Further, the United States and other governments may, at any time, enact changes to law and regulation that create new avenues for challenging the validity of issued patents. For example, the America Invents Act created new administrative post-grant proceedings, including post-grant review, inter-partes review, and derivation proceedings that allow third parties to challenge the validity of issued patents. This applies to all of our U.S. patents, even those issued before March 16, 2013. Because of a lower evidentiary standard in USPTO proceedings compared to the evidentiary standard in U.S. federal courts necessary to invalidate a patent claim, a third party could potentially provide evidence in a USPTO proceeding sufficient for the USPTO to hold a claim invalid even though the same evidence would be insufficient to invalidate the claim if first presented in a district court action. In addition to increasing uncertainty regarding our ability to obtain patents in the future, this combination of events has created uncertainty with respect to the value of patents, once obtained. Depending on decisions by the U.S. Congress, the federal courts, and the USPTO, the laws and regulations governing patents could change in unpredictable ways that could weaken our ability to obtain new patents or to enforce our existing patents and patents that we might obtain in the future.

Additionally, new rules regarding the burden of proof in patent enforcement actions could significantly increase the cost of our enforcement actions, and new standards or limitations on liability for patent infringement could negatively impact our revenue derived from such enforcement actions. In addition, recent federal court decisions have lowered the threshold for obtaining attorneys’ fees in patent infringement cases and increased the level of deference given to a district court’s fee-shifting determination. These decisions may make it easier for district courts to shift a prevailing party’s attorneys’ fees to a non-prevailing party if the district court believes that the case was weak or conducted in an abusive manner. As a result, defendants in patent infringement actions brought by non-practicing entities may elect not to settle because these decisions make it much easier for defendants to get attorneys’ fees.

Finally, it is difficult to predict the outcome of patent enforcement litigation at the trial level and outcomes can be unfavorable. It can be difficult to understand complex patented technologies, and as a result, this may lead to a higher rate of unfavorable litigation outcomes. Moreover, in the event of a favorable outcome, there is often a higher rate of successful appeals in patent enforcement litigation than more standard business litigation. Such appeals are expensive and time consuming, resulting in increased costs and a potential for delayed or foregone revenue opportunities in the event of modification or reversal of favorable outcomes. Although we diligently pursue enforcement litigation, we cannot predict with reliability the decisions made by juries and trial courts.

We expect patent-related legal expenses at some point in our business.

Our patent-related legal expenses may fluctuate based on the factors summarized herein, current and future patent portfolio investment, prosecution, licensing and enforcement activities. The pursuit of enforcement actions in connection with our licensing and enforcement programs can involve certain risks and uncertainties, including the following:

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•	Increases in patent-related legal expenses associated with patent infringement litigation, including, but not limited to, increases in costs billed by outside legal counsel for discovery, depositions, economic analyses, damages assessments, expert witnesses and other consultants, re-exam and inter partes review costs, case-related audio/video presentations and other litigation support and administrative costs could increase our operating costs and decrease our profit generating opportunities;
•	Our patented technologies and enforcement actions are complex and, as a result, we may be required to appeal adverse decisions by trial courts to successfully enforce our patents. Moreover, such appeals may not be successful;
•	New legislation, regulations or rules related to enforcement actions, including any fee or cost shifting provisions, could significantly increase our operating costs and decrease our profit generating opportunities. Increased focus on the growing number of patent-related lawsuits may result in legislative changes which increase our costs and related risks of asserting patent enforcement actions;
•	Courts may rule that our subsidiaries have violated certain statutory, regulatory, federal, local or governing rules or standards by pursuing such enforcement actions, which may expose us and our operating subsidiaries to material liabilities, which could harm our operating results and our financial position;
•	The complexity of negotiations and potential magnitude of exposure for potential infringers associated with higher quality patent portfolios may lead to increased intervals of time between the filing of litigation and potential revenue events (i.e., Markman dates, trial dates), which may lead to increased legal expenses, consistent with the higher revenue potential of such portfolios; and
•	Fluctuations in overall patent portfolio related enforcement activities, which are impacted by the portfolio intake challenges discussed above that could harm our operating results and our financial position.
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Patent litigation is inherently risky because courts may find our patents invalid, not infringed, or unenforceable, and the USPTO, or other relevant patent office, may either invalidate our patents or materially narrow the scope of their claims during a reexamination, opposition or other such proceeding.

Patent litigation is inherently risky and may result in the invalidation of our patents, even if we are the plaintiff in an underlying action. It is difficult to predict the outcome of patent enforcement litigation at any level.

Although we diligently pursue enforcement litigation, we cannot predict with significant reliability the decisions made by juries and trial courts. At the trial level, it is often difficult for juries and trial judges to understand complex, patented technologies, and as a result, there is a higher rate of successful appeals in patent enforcement litigation than more standard business litigation.

The defendant to any case we bring may file as many appeals as allowed by right, including to District Court, the Federal Circuit and the Supreme Court. Such appeals are expensive and time-consuming, and the outcomes of such appeals are sometimes unpredictable, resulting in increased costs and reduced or delayed revenue which could have a material adverse effect on our results of operations and financial condition. These appeals may also result in the invalidation of our patents, which may have an adverse impact on our operations and financial performance.

In addition, counterparties in our patent litigation matters may devote a substantial amount of resources to avoid or limit a finding that they are liable for infringing on our patents or, in the event liability is found, to avoid or limit the amount of associated damages. There is a risk these counterparties may file inter-partes reviews, reexaminations or other proceedings with the USPTO or other government agencies in the United States or abroad to invalidate, narrow the scope or render unenforceable the patents we own or control. If this were to occur, it may have a significant negative impact on the operations of our intellectual property business.

The enforcement of our intellectual property depends in part upon our ability to retain the best legal counsel in order to achieve favorable outcomes from litigation, and they may become conflicted out of representing us.

The success of our intellectual property business depends in part upon our ability to retain the best legal counsel to coordinate our patent infringement litigation matters. As our intellectual property business evolves, we expect it will become more difficult to find the best legal counsel to handle all of our patent matters due in part to potential conflicts of interest. This is because, from time to time, the counterparties to our litigation matters have previously engaged world class law firms that specialize in the industries of the patents at issue in such matters. These previous engagements may have, or may in the future, result in these firms being conflicted out of representing us.

The inability to retain the best legal counsel to represent our operating businesses in infringement actions may result in unfavorable or adverse outcomes, which may result in losses, exhaustion of financial resources or other adverse effects which could encumber our ability to effectively operate our business or execute our business strategy. We cannot ensure that any of our current or prospective patent prosecution or litigation matters will result in a favorable outcome for us.

We may experience delays in successful prosecution, enforcement, and licensing of our patent portfolio.

The value of our patent portfolios is dependent upon the issuance of patents in a timely manner. More patent applications are filed each year, resulting in longer delays in getting patents issued by the USPTO. We believe this increase in patent applications has resulted in longer delays in obtaining approval of pending patent applications. If the USPTO experiences reductions in funding, it could have an adverse impact on the cost of processing pending patent applications and the value of those pending patent applications, negatively impacting the value of our patent portfolio pipeline. Further, reductions in funding from Congress could result in higher patent application filing and maintenance fees charged by the USPTO, causing an increase in our expenses. Application delays could cause delays in recognizing revenue from these patents and could cause us to miss opportunities to license patents before other competing technologies are developed or introduced into the market.

After prosecuting our patents, our Intellectual Property business can incur significant general and administrative and legal expenses prior to entering into license agreements and generating license revenues. We spend considerable resources educating prospective licensees on the benefits of a license arrangement with us. As such, we may incur significant losses in any particular period before any associated revenue stream begins.

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Risks Related to Our Business and Business Strategy

We intend to grow Illumivation Labs, Inc. by acquiring operating businesses and intellectual property assets which may not occur, and any acquisitions that we complete may be costly and could negatively affect our results of operations, and dilute our stockholders’ ownership, or cause us to incur significant expense, and we may not realize the expected benefits of our operating businesses because of difficulties related to integration.

Our growth and success will be dependent on identifying and acquiring operating companies and intellectual property at attractive prices to realize their intrinsic value. However, there can be no assurance that we will identify attractive acquisition targets, that acquisition opportunities we identify will be available on acceptable terms or at attractive prices, or that we will be able to obtain necessary financing or regulatory approvals to complete any acquisitions.

Further, the success of any acquisition depends on, among other things, our ability to combine our business with the acquired business in a manner that does not materially disrupt existing relationships and allows us to achieve development and operational synergies.

Acquisitions involve numerous risks and uncertainties, including:

•	difficulties in integrating and managing the combined operations, technology platforms, or offerings of any business we acquire, and realizing the anticipated economic, operational and other benefits of the acquisition in a timely manner, which could result in substantial costs and delays;
•	failure to execute on the intended strategy and synergies;
•	failure of the acquired operating businesses to achieve anticipated revenue, earnings, or cash flow;
•	diversion of management’s attention or other resources from our existing business;
•	higher-than-expected earn-out payments, unforeseen transaction-related costs or delays or other circumstances such as disputes with or the loss of key or other personnel from acquired businesses;
•	inability to maintain the key customers, business relationships, suppliers, and brand potential of acquired operating businesses;
•	uncertainty of entry into businesses or geographies in which we have limited or no prior experience or in which competitors have stronger positions;
•	unanticipated costs associated with pursuing acquisitions or greater than expected costs in integrating the acquired businesses;
•	responsibility for the liabilities of acquired businesses, including those that were not disclosed to us or exceed our estimates, such as liabilities arising out of the failure to maintain effective privacy, data protection and cybersecurity controls, and liabilities arising out of the failure to comply with applicable laws and regulations, including tax laws;
•	difficulties in or costs associated with assigning or transferring to us the acquired operating business’ intellectual property or its licenses to third-party intellectual property;
•	inability to maintain our culture and values, ethical standards, controls, procedures, and policies;
•	challenges in integrating the workforce of acquired companies and the potential loss of key employees of the acquired companies;
•	challenges in integrating and auditing the financial statements of acquired companies that have not historically prepared financial statements in accordance with Generally Accepted Accounting Principles; and
•	potential accounting charges to the extent goodwill and intangible assets recorded in connection with an acquisition, such as trademarks, customer relationships, or intellectual property, are later determined to be impaired and written down in value.

The due diligence process we undertake in connection with new acquisitions of operating businesses or intellectual property assets may not reveal all material facts.

Before making acquisitions, we conduct due diligence that we deem reasonable and appropriate based on the facts and applicable circumstances. When conducting due diligence, we may be required to evaluate important and complex business, financial, tax, accounting, environmental and legal issues. Outside consultants, legal advisers, accountants and investment banks may be involved in the due diligence process to varying degrees depending on the type of business and transaction. Nevertheless, when conducting due diligence and making an assessment regarding acquisitions, we rely on the resources available to us, including information provided by the target of the transaction and, in some circumstances, third party investigations. The due diligence investigation that we carry out regarding any opportunity may not reveal or highlight all relevant facts (including fraud) that may be necessary or helpful in evaluating such opportunity. Moreover, such an investigation will not necessarily result in the acquisition being successful. If we do not discover all material facts during due diligence, we may fail to integrate our operating businesses and execute our strategic goals, which may impact our financial performance.

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Our acquisition strategy may include acquisitions of privately held companies, which provide more limited information, may be dependent on the talents and efforts of only a few key portfolio company personnel, and have greater vulnerability to economic downturns when compared to public company targets.

From time to time, we may acquire, privately held companies. Generally, little public information exists about these companies, and we are required to rely on diligence efforts to obtain adequate information to evaluate the potential returns from investing in these companies. These companies and their financial information are not subject to the Sarbanes-Oxley Act of 2002 and other rules that govern public companies. If we are unable to uncover all material information about these companies, we may not make a fully informed decision, and we may lose money on our acquisition.

Financial Risks:

  Significant legal costs: Patent litigation can be extremely expensive, even for frivolous claims. Companies targeted by a patent mill must invest heavily in legal fees and other costs to defend themselves.
  Settlement costs: Companies may be forced to settle, even if they believe the claims are unfounded, to avoid the high costs and uncertainties of litigation. These settlements can have lasting financial implications, potentially setting a precedent for future attacks.
  Reduced R&D Investment: Companies that settle or lose to patent mills often reduce their investments in research and development, potentially hindering innovation and long-term growth.
  Financial Drain and Disruption: Litigation can drain a company's resources that could otherwise be used for growth and innovation, leading to a financial strain.
  Uncertainty about Financial Performance: The outcome of patent litigation is often unpredictable, making it difficult to accurately forecast a company's financial performance.

Operational Risks:

  Disrupted Operations: Patent litigation can disrupt a company's day-to-day operations, diverting management's attention and potentially delaying product launches or expansion plans.
  Negative Impact on Relationships: Uncertainty surrounding litigation can lead to customer hesitation or loss of confidence, potentially causing customer churn and lost revenue.

 Strategic Risks:

  Chilling Effect on Innovation: Companies might become hesitant to pursue new ideas or develop new products, fearing potential lawsuits.
  Strategic Challenges and Competitive Disadvantage: The need to defend against lawsuits can hinder a company's ability to compete effectively, potentially leading to a competitive disadvantage.
  Risk of Patent Monopolies: PAEs can create patent monopolies by aggregating broad patents, potentially limiting access to critical technologies and hindering innovation.
  Patent Holdup: PAEs holding patents essential to industry standards can engage in patent holdup, demanding exorbitant licensing fees.

 Reputation and Investor Confidence:

  Damaged Reputation: Patent litigation can damage a company's reputation, especially for startups and smaller businesses.
  Reduced Investor Confidence: Investors may be wary of companies in industries prone to patent troll activity, potentially limiting funding opportunities.

 Regulatory Risks:

  SEC Disclosure Requirements: Public companies must disclose material legal disputes, including patent litigation, that could affect their performance and investor decisions. Failure to do so can result in serious legal and regulatory consequences.
  Antitrust Concerns: PAEs' actions can potentially trigger antitrust scrutiny if they limit competition or create artificial barriers to market entry.

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Our business and growth depend on the contributions of CEO, William Sanchez.

The success of our business continues to depend on the contributions of our CEO, William Sanchez, and certain other executives of the Company. The loss of the services of Mr. Sanchez or other executives could have a material adverse effect on our business and plans for future development.

ADDITIONAL RISKS RELATED TO OUR COMMON STOCK

We need to raise additional capital to fund our operations and there can be no assurances that it will be available.

We expect that we will continue to need to raise additional capital in order to fund our operations. There can be no assurance that such additional capital will be available to us on favorable terms or at all. There can be no assurance that we will be successful.

Our financial statements have not been audited by a certified public accountant.

Management has prepared the accompanying financial statements. They have not been audited by a certified public accountant. A certified public accountant is required to undertake certain procedures when it audits financial statements. Those audit procedures are designed to ensure the reliability and accuracy of the financial statements and to detect fraud and the potential for fraud in the issuer’s financial reports. Investors will not have the benefit accruing from an independent audit of the financial statements.

No intention to pay dividends.

A return on investment may be limited to the value of our common stock. We do not currently anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the Board may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to increasing our capital base and development and marketing efforts. There can be no assurance that the Company will ever have sufficient earnings to declare and pay dividends to the holders of our common stock, and in any event, a decision to declare and pay dividends is at the sole discretion of the Board. If we do not pay dividends, our common stock may be less valuable because a return on your investment would only occur if the Company’s stock price appreciates.

Risks of expansion of our business arise due to our limited corporate infrastructure.

Historically we have had few officers or board members other than William Sanchez. As we obtain customers, we will be required to establish a corporate infrastructure. Our continued growth and profitability depend on our ability to successfully realize our growth strategy by expanding our sales. We cannot assure that our efforts will be successful nor that we will not incur unforeseen administrative and compliance costs.

Our failure to obtain capital may significantly restrict our proposed operations. We need capital to operate and fund our business plan. We do not know what the terms of any future capital raising may be but any future sale of our equity securities will dilute the ownership of existing stockholders and could be at prices substantially below the price of the shares of common stock sold in this offering. Our failure to obtain the capital, which we require, may result in the slower implementation or curtailment of our business plan.

Capital and credit market conditions may adversely affect our access to various sources of capital and/or the cost of capital, which could impact our business activities, dividends, earnings and common stock price, among other things.

We depend on key personnel, including William Sanchez, our Chief Executive Officer, and future members of management, and the loss of services of one or more members of our management team, or our inability to attract and retain highly qualified personnel, such as a Chief Financial Officer, could adversely affect our business, diminish our investment opportunities and weaken our relationships with lenders, business partners and existing and prospective industry participants, which could negatively affect our financial condition, results of operations, cash flow and trading price of our common stock.

Our success depends on our ability to attract and retain the services of executive officers and senior officers. There is substantial competition for qualified personnel in our industry and the loss of our key personnel could have an adverse effect on us. Our continued success and our ability to manage anticipated future growth depend, in large part, upon the efforts of key personnel, particularly William Sanchez, our Chief Executive Officer. The loss of services of Mr. Sanchez or other members of our management team which we may hire, or our inability to attract and retain highly qualified personnel, could adversely affect our business, diminish our investment opportunities and weaken our relationships with lenders, business partners and industry participants, which could negatively affect our financial condition, results of operations and cash flow.

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The ability of stockholders to control our policies and effect a change of control of our company is limited by certain provisions of our Articles of Incorporation and bylaws and by Nevada law.

There are provisions in our Articles of Incorporation and bylaws that may discourage a third party from making a proposal to acquire us, even if some of our stockholders might consider the proposal to be in their best interests. These provisions include the following:

Our Articles of Incorporation authorizes our board of directors to issue shares of preferred stock with such rights, preferences and privileges as determined by the board. We believe these Articles of Incorporation provisions will provide us with increased flexibility in structuring possible future financings. The additional classes or series will be available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors does not currently intend to do so, it could authorize us to issue a class or series of stock that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for holders of our common stock or that our common stockholders otherwise believe to be in their best interests.

The Nevada Revised Statutes permit our board of directors, without stockholder approval and regardless of what is currently provided in our Articles of Incorporation or bylaws, to implement certain takeover defenses, including adopting a classified board or increasing the vote required to remove a director. Such takeover defenses may have the effect of inhibiting a third party from making an acquisition proposal for us or of delaying, deferring or preventing a change in control of us under the circumstances that otherwise could provide our common stockholders with the opportunity to realize a premium over the then current market price.

Each item discussed above may delay, deter or prevent a change in control of our company, even if a proposed transaction is at a premium over the then-current market price for our common stock. Further, these provisions may apply in instances where some stockholders consider a transaction beneficial to them. As a result, our stock price may be negatively affected by these provisions.

Our board of directors may change our policies without stockholder approval.

Our policies, including any policies with respect to investments, leverage, financing, growth, debt and capitalization, will be determined by our board of directors or those committees or officers to whom our board of directors’ delegates such authority. Our board of directors will also establish the amount of any dividends or other distributions that we may pay to our stockholders. Our board of directors or the committees or officers to which such decisions are delegated will have the ability to amend or revise these and our other policies at any time without stockholder vote. Accordingly, our stockholders will not be entitled to approve changes in our policies, and, while not intending to do so, may adopt policies that may have a material adverse effect on our financial condition and results of operations.

Our business could be adversely impacted if there are deficiencies in our disclosure controls and procedures or internal control over financial reporting.

The design and effectiveness of our disclosure controls and procedures and internal control over financial reporting may not prevent all errors, misstatements or misrepresentations. While management will continue to review the effectiveness of our disclosure controls and procedures and internal control over financial reporting, there can be no guarantee that our internal control over financial reporting will be effective in accomplishing all control objectives all of the time. Deficiencies, including any material weakness, in our internal control over financial reporting which may occur in the future could result in misstatements of our results of operations, restatements of our financial statements, a decline in our stock price, or otherwise materially adversely affect our business, reputation, results of operations, financial condition or liquidity.

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RISKS RELATED TO THE MARKET FOR OUR COMMON STOCK

There has been only a limited public market for our common stock and an active trading market for our common stock may not develop following this offering.

There has not been any broad public market for our common stock, and an active trading market may not develop or be sustained. Shares of our common stock may not be able to be resold at or above the initial public offering price. The initial public offering price of our common stock has been determined arbitrarily by management without regard to earnings, book value, or other traditional indication of value. Our common stock may trade below the initial public offering price following the completion of this offering. The market value of our common stock could be substantially affected by general market conditions, including the extent to which a secondary market develops for our common stock following the completion of this offering, the extent of institutional investor interest in us, the general reputation of companies in the food industry and the attractiveness of their equity securities in comparison to other equity securities, our financial performance and general stock and bond market conditions.

The market price and trading volume of our common stock may be volatile following this offering.

Even if an active trading market develops for our common stock, the trading price of our common stock may be volatile. In addition, the trading volume in our common stock may fluctuate and cause significant price variations to occur. If the trading price of our common stock declines significantly, you may be unable to resell your shares at or above the public offering price.

Some of the factors that could negatively affect our share price or result in fluctuations in the price or trading volume of our common stock include:

•	actual or anticipated variations in our quarterly operating results;

•	changes in our funds from operations or income estimates;

•	publication of research reports about us;

•	changes in market valuations of similar companies;

•	adverse market reaction to any additional debt we incur in the future;

•	additions or departures of key management personnel;

•	actions by institutional stockholders;

•	speculation in the press or investment community;

•	the realization of any of the other risk factors presented in this offering circular;

•	the extent of investor interest in our securities;

•	investor confidence in the stock and bond markets, generally;

•	changes in tax laws;

•	future equity issuances; and

•	failure to meet income estimates.

In the past, securities class-action litigation has often been instituted against companies following periods of volatility in the price of their common stock. This type of litigation could result in substantial costs and divert our management’s attention and resources, which could have an adverse effect on our financial condition, results of operations, cash flow and trading price of our common stock.

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There could be volatility in our share price due to shares held by only a few people.

A relatively small number of stockholders own a significant portion of our public float. The Company has no control over the decisions of any of these stockholders to retain ownership of their shares. The trading price of the Company’s common stock could be adversely affected or be subject to volatility if one or more of these stockholders should determine to sell their shares.

Furthermore, the Company has outstanding 0 shares of Series A Convertible Preferred Stock and 56,988 shares of Series B Convertible Preferred Stock. If all of the Convertible Preferred Stock is converted at the current conversion rate, an additional 268,440,000 shares of common stock could be issued to the holders thereof, provided that the Articles of Incorporation permitted such number of shares to be issued upon conversion. The sale of shares by converting holders of preferred stock could adversely affect the trading price of our common stock.

William Sanchez owns 43,885 Series B Preferred Shares which could convert into 284,940,000 common shares, and 700,000 Series C Preferred Shares which are not convertible but have the voting power of 70,000,000,000 common shares and 100 Series D preferred Shares which are convertible and each share equals to 3% of the outstanding common shares and has voting power equivalent thereto, and 40,044,800 Voting common shares.

Our shares are “Penny Stock,” which impairs trading liquidity.

Disclosure requirements pertaining to penny stocks may reduce the level of trading activity in the market for our common stock and investors may find it difficult to sell their shares. Trades of our common stock will be subject to Rule 15g-9 of the SEC which rule imposes certain requirements on broker/dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, brokers/dealers must make a special suitability determination for purchasers of the securities and receive the purchaser’s written agreement to the transaction prior to sale. The SEC also has rules that regulate broker/dealer practices in connection with transactions in “penny stocks”. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account.

The bid and offer quotations, and the broker/dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation.

If you invest in this offering, you will experience immediate dilution.

We expect the public offering price of shares of our common stock to be higher than the pro forma net tangible book value per share of our outstanding shares of common stock. Accordingly, if you purchase shares of common stock in this offering, you will experience immediate increase of approximately $0.00311 in the pro forma net tangible book value per share of common stock. This means that investors who purchase shares of common stock will pay a price per share that exceeds the pro forma net tangible book value of our assets after subtracting our liabilities.

Future issuances of debt securities and equity securities may negatively affect the market price of shares of our common stock and, in the case of equity securities, may be dilutive to existing stockholders.

In the future, we may issue debt or equity securities or incur other financial obligations, including stock dividends and shares that may be issued in exchange for common units and equity plan shares/units. Upon liquidation, holders of our debt securities and other loans and preferred stock will receive a distribution of our available assets before common stockholders. We are not required to offer any such additional debt or equity securities to existing stockholders on a

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preemptive basis. Therefore, additional common stock issuances, directly or through convertible or exchangeable securities (including common units and convertible preferred units), warrants or options, will dilute the holdings of our existing common stockholders and such issuances or the perception of such issuances may reduce the market price of shares of our common stock. Any convertible preferred units would have, and any series or class of our preferred stock would likely have, a preference on distribution payments, periodically or upon liquidation, which could eliminate or otherwise limit our ability to make distributions to common stockholders.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information contained in this Offering Circular includes forward-looking statements. The statements herein which are not historical reflect our current expectations and projections about the Company’s future results, performance, liquidity, financial condition, prospects and opportunities and are based upon information currently available to the Company and its management and management’s interpretation of what is believed to be significant factors affecting the business, including many assumptions regarding future events. Such forward-looking statements include statements regarding, among other things:

•	potential governmental regulations relating to or that may impact the business of a particular subsidiary;

•	increased costs or exposure to liability as a result of changes in laws or regulations applicable to the telecommunications industry;

•	general volatility of the capital and credit markets and the market price of our common stock;

•	exposure to litigation or other claims;

•	loss of key personnel;

•	the risk that we may experience future net losses;

•	failure to obtain necessary outside financing on favorable terms, or at all;

•	risks associated with future sales of our common stock by existing shareholders or the perception that they intend to sell substantially all of the shares of our common stock that they hold;

•	risks associated with the market for our common stock; or

•	any of the other risks included in this offering circular, including those set forth under the headings “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Our Business.”

Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “will,” “shall,” “may,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “plan,” or “project” or the negative of these words or other variations on these words or comparable terminology. Actual results, performance, liquidity, financial condition, prospects and opportunities could differ materially from those expressed in, or implied by, these forward-looking statements as a result of various risks, uncertainties and other factors, including the ability to raise sufficient capital to continue the Company’s operations. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this Offering Circular generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Offering Circular will in fact occur.

Prospective investors should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, there is no undertaking to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

The specific discussions herein about the Company include financial projections and future estimates and expectations about the Company’s business. The projections, estimates and expectations are presented in this Offering Circular only as a guide about future possibilities and do not represent actual amounts or assured events. All the projections and estimates are based exclusively on the officers of the Company’s own assessment of its business, the industry in which it works and the economy at large and other operational factors, including capital resources and liquidity, financial condition, fulfillment of contracts and opportunities. The actual results may differ significantly from the projections.

Prospective investors should not make an investment decision based solely on the Company’s projections, estimates or expectations.

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USE OF PROCEEDS

Our offering is being made on a best efforts’ basis. No minimum number of shares must be sold. The offering price per share is $0.01 per share. We expect to use the funds of this offering, amounting to $1,500,000, for the following purposes assuming the sale of 25%, 50%, 75% and 100% of the offering:

Capital Sources and Uses
	100%	75%	50%	25%
Gross Offering Proceeds	$1,500,000	$1,125,000	$750,000	$375,000
Offering Costs (1)	$0	$0	$0	$0

Use of Net Proceeds:
Retire debt	$60,021	$60,021	$60,021	$60,021
Reinvestment into Advanced Satellite Systems	$100,000	$100,000	$100,000	$25,000
Company structure investment	$250,000	$250,000	$150,000	$50,000
Acquisitions	$1,089,979	$714,979	$439,979	$239,979

(1)	The Company expects to spend approximately $0.00 in expenses relating to this offering, including legal, accounting, travel, printing and other misc.

The debt to be retired relates to $60,021.00 in current principal value, plus interest, of Convertible Debt, denoted in the table below. In general, such debt does bear interest and is convertible into common stock at par value ($0.001).

Convertible Debt	Principal	Maturity Date	Rate	Interest-to-date
Greentree Financial Group Inc.	60,021	8/23/2022	12%	26,321
TOTAL	$60,021			$26,321

No proceeds will be used to compensate or make payments to any officers or directors, except for ordinary business expenses incurred in the normal course of business, or as set forth under the caption “Executive Compensation.” We reserve the right to change the intended use of proceeds if necessitated by business conditions or unexpected events.

Additionally, while we plan to use some of the proceeds for Acquisitions, as noted above, there are no current plans, understandings or agreements to make any material acquisitions as this time.

NOTE: There are no current plans, understandings, or agreements to make any material acquisitions.

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DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, any historical earnings or net worth. In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares. We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price.

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DESCRIPTION OF BUSINESS AND PLAN OF OPERATION

We are a company specializing in the acquisition of high value technology related companies, currently comprised of the following subsidiaries:

Advanced Satellite Systems, Inc. - Provides Internet, and VoIP phone service in Volusia and Flagler County, FL.

Illumivation Labs, Inc. - Illumivation Labs is a corporation that helps inventors develop, patent, and bring their ideas to market through strategic support and technological expertise. It is currently working on two inventions, The Enviro Cube, and a novel triggering system, impervious to chemical, wave, and environmental deterrents, such as Electro Magnetic Pulses.

We do not own any material physical properties, and have a virtual office space and utilize our mailing address as our point of contact, 260 Williamson Blvd, 741355, Ormond Beach, FL 32174.

Advanced Satellite Systems, Inc.

Advanced Satellite Systems, Inc. provides Internet service in speed increments of 50, and 100MB/s. VoIP telephone service is provided with unlimited calling to the US, Canada, and Mexico. Service to other countries is metered at predefined rates. Advanced Satellite Systems, Inc. targets home owners’ associations (HOA) and individual customers looking for internet, and telephone services.

Sales and Operating Profit of the Advanced Satellite Systems have been as follows:

	2025	2024	2023
Revenue	$14,991	$50,543	$129,185
Operating Profits (Loss)	$(57,804)	$(298,523)	$(177,437)

Note: 2025 Revenue and Operating Profits are based off through the last quarter completed, May 31, 2025.

Illumivation Labs, Inc.

Illumivation Labs, Inc provides existing patent holders and inventors the ability to bring their idea to fruition via the development of a prototype, provisional patent and eventual patent and marketing of their idea as a product or deriving royalties from the leasing of the patent.

There is no Revenue or Operating Profits of any kind. All expenses have been carried by Solidus Communications during this stage.

Sales and Operating Profit of the Advanced Satellite Systems have been as follows:

	2025	2024	2023
Revenue	$0	$0	$0
Operating Profits	$0	$0	$0

Note: 2025 Revenue and Operating Profits are based off through the last quarter completed, May 31, 2025.

Competition

There is intense competition in all of our subsidiaries’ product lines, often times with competitors who are larger and much better capitalized.  We are involved in highly competitive industries where we compete with numerous other companies who offer products and services similar to those we offer. There is no aspect of our business, which is protected by patents; we rely on copyrights, trademarks, and trade names. As a result, potential competitors will likely attempt to duplicate our business model. Some of our potential competitors may have significantly greater resources than we have, which may make it difficult for us to compete.

Off-balance sheet arrangements

The Company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect or change on the Company’s financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with the Company is a party, under which the Company has (i) any obligation arising under a guarantee contract, derivative instrument or variable interest; or (ii) a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

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Critical Accounting Policies and Estimates

Use of Estimates

Preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Actual results and outcomes may differ from management’s estimates and assumptions.

Stock-Based Compensation

The Company accounts for its stock-based compensation in accordance with ASC 718, Compensation — Stock Compensation, which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors to be recognized in the financial statements, based on their fair value. The Company measures share-based compensation to consultants in accordance with ASC 505-50, Equity-Based Payments to Non-Employees, and recognizes the fair value of the award over the period the services are rendered or goods are provided.

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LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business.

On June 5th, 2023, the company filed a civil RICO complaint against EMA Financial, LLC, EMA Fund, LLC, and Felicia Preston, in the Southern District of New York case no.: 1:23-cv-04700-JHR.

The complaint alleges that Preston, as manager of EMA, charged and collected unlawful debt from Solidus under New York law. The complaint seeks baseline damages of $812,289.38 (that would be trebled under the RICO Statute). The Basile Law Firm P.C. represents the Company in this matter.

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MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock trades on OTC Link under the symbol SLDC. The following table reflects the high and low sales prices for our common stock in the calendar quarters indicated; such prices may not reflect actual transactions or retail markdowns or commissions.

Quarter Ended	High	Low

Qtr 2 – 2025	$.0013	$.0013
Qtr 1 – 2025	$.0013	$.0025
Qtr 4 – 2024	$.0014	$.0015
Qtr 3 – 2024	$.0013	$.0013
Qtr 2 – 2024	$.0013	$.0013
Qtr 1 – 2024	$.0021	$.0019
Qtr 4 – 2023	$.0034	$.0034
Qtr 3 – 2023	$.0028	$.0032
Qtr 2 – 2023	$.0032	$.0032
Qtr 1 – 2023	$.01	$.015
Qtr 4 – 2022	$.01	$.015
Qtr 3 – 2022	$.03	$.03
Qtr 2 – 2022	$.015	$.02

As of July 9th, 2025, we had approximately 90 record holders of our common stock.

We do not have a stock option plan in place and have not granted any stock options at this time.

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DILUTION

Purchasers of our common stock offered in this offering circular will experience an immediate and substantial dilution of the net tangible book value of their common stock from the initial public offering price. Such dilution results from the offering price of the shares by the Company. At May 31, 2025, we had a consolidated net tangible (deficit) of approximately $(260,335.27) or $(0.0006817) per share of our common stock held by continuing investors.

After giving effect to the sale of the shares of our common stock offered hereby, the pro forma net tangible book value at May 31, 2025 attributable to common stockholders would have been $1,239,665 or $0.00241 per share of our common stock. This amount represents an immediate increase in net tangible book value of $0.00311 per share to continuing investors and an immediate dilution in pro forma net tangible book value of $0.00759 per share from the assumed initial public offering price of $0.01 per share of our common stock to new public investors. The following table illustrates this per-share dilution:

Assumed initial public offering price per share	$0.01
Net tangible (deficit) per share before this offering (1)	$(0.0007)

Net increase in pro forma net tangible book value per share attributable to this offering (2)	$0.00311

Pro forma net tangible book value per share after this offering	$0.00241

Dilution in pro forma net tangible book value per share to new investors	$0.00759

(1)	Net tangible (deficit) per share of our common stock before this offering is determined by dividing net tangible (deficit) based on May 31, 2025 net book value of the tangible assets (consisting of total assets less intangible assets) of the Company by the number of shares of our common stock issued.

(2)	Net increase in pro forma net tangible book value per share attributable to this offering is determined by subtracting (i) the net tangible (deficit) per share before this offering (see note (1) above) and (ii) the pro forma net tangible book value divided by the number of outstanding shares of common stock after this offering.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with the consolidated financial statements and the notes thereto of the Company, as well as the financial statements and the notes thereto of the Company included in this Offering Circular. The following discussion contains forward-looking statements. Actual results could differ materially from the results discussed in the forward-looking statements. See “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” above.

Overview

Solidus Communications, Inc. (SLDC) is a company incorporated under the laws of Nevada in 2007. The company is amassing a portfolio of high value companies in the technology, and telecom. Solidus Communications, Inc. currently has two subsidiaries, Advanced Satellite Systems, Inc. a provider in Volusia County Florida of Cable Television, Internet Service, and Telephone Service, and Illumivation Labs, Inc. – Focuses on Aerospace, human adaptation to climate change, and waves-frequencies based technologies by cultivating, prototyping patentable ideas and marketing them as a product or leasing the patent for royalties.

During the first quarter 2019, the company acquired Advanced Satellite Systems, Inc. and all of its assets, and is continuing to offer its services under the Wireless Florida mark. Advanced Satellite Systems, Inc, is incorporated in the state of Florida and is registered as a subsidiary of Solidus Communications, Inc. During second quarter 2024, the company incorporated in the state of Florida a new registered subsidiary of Solidus Communications, Inc. by the name Illumivation Labs, Inc.

Results of Operations

The following analysis on results of operations was based primarily on the Solidus Communications, Inc.’s financial statements, footnotes and related information for the periods identified below and should be read in conjunction with the unaudited financial statements and the notes to those statements for the three months ended May 31, 2025 and 2024.

Results of operations for six months ended May 31, 2025 and 2024 (unaudited)

Revenues

We generated gross revenue of $49,309 for the six months May 31, 2025, of which $34,317.80 was from Bulk Internet and Consulting, $14,991.12 was from residential internet service. Comparatively, we had gross revenues of $40,206 for the six months ended May 31, 2024, of which $15,044.92 was from consulting services, $25,160.61 was from residential and bulk internet services. The increase was primarily due to additional services, restructuring and increased fees.

During the 12 months ended November 30, 2024 and 2023, the Company had one customer, Jace, Inc., and no certain customers whose revenue individually represented 20% or more of the Company’s total revenue, respectively.

During the 6 months ended May 31, 2025, and 2024, the Company had one customer, Jace, Inc., and no certain customers whose revenue individually represented 20% or more of the Company’s total revenue, respectively.

Cost of Revenue

We had cost of revenue of $2,387 during the 6 months ended May 31, 2025, compared to $4,424.66 for the year ended May 31, 2024. The decrease was primarily due to a restructuring of contracts and infrastructure to achieve a new efficiency in costs.

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Operating expenses

We had operating expenses of $7,140 and $-2,367 for the 6 months ended May 31 2025 and 2024, respectively. Operating expenses were relating to our daily operations, including but not limited to legal fees, accounting fees, executive compensation, rent, office supplies and others. The increase was mainly due mainly to a refund received during 2024 that caused our operating expense to become negative. Operating costs were, without the refund stable during both periods.

Both operating costs and expected revenue generation are difficult to predict. There can be no assurance that revenues will be sufficient to cover future operating costs, and it may be necessary to continuously raise additional capital to sustain operations.

We expect our operating expenses will significantly increase in 2025 resulting from the increase in patent fees, prototyping fees, and attorney fees.

Other income

We had other income of $2,296 and 115,217 for the 6 months ended May 31, 2025 and 2024, respectively. The decrease in net other income is due the sale of assets from the subsidiary, Advanced Satellite Systems, Inc.

Income/Loss

We had net loss of $(201,853) during the six months ended May 31, 2025, compared to net loss of $(536,887) during the six months ended May 31, 2024. The decrease in net loss is mainly due to the impairment of the goodwill value given to our 2019 acquisition of Advanced Satellite Systems, Inc.

We expect to become profitable in 2026. However, there can be no assurance that we will achieve or maintain profitability, or that any revenue growth will take place in the future.

Liquidity and Capital Resources

During the 6 months ended May 31, 2025 and 2024, we had negative cash flow of $(195,121) and $(536,123), respectively. The negative cash flow from operation during the period ended May 31, 2025 was due primarily to net loss of $201,853, plus the increase in related party payroll of $70,225, offset by the decrease in accounts receivables by $11,689, the decrease in accrued interest by $5,999, non-cash expense by $13,139 in change in fair value of derivative liabilities, the decrease in convertible notes by $5,631, the decrease in accounts payable $4,760. The negative cash flow from operation during the period ending May 31, 2024 was due primarily to net loss of $536,887, plus the increase in accounts payable of $98,300, decrease in accounts receivable of 67,160, increase of accrued interest of 4,102, non-cash expense by 43,246 in change in fair value of derivative liabilities, offset by a decrease in related party expense of 18,317 and an increase in prepaid director liability of  27,083.

We had cash of $7,179 on hand and a working capital of $0.00 at May 31, 2025. On the short-term basis, we will be required to raise a significant amount of additional funds over the next 12 months to sustain operations. On the long-term basis, we will potentially need to raise capital to grow and develop our business.

It is likely that we will require significant additional financing within the next 12 months to grow and develop our business. We have previously been provided with liquidity to sustain our operations through contributions to capital by our majority shareholder, William Sanchez. He has indicated that he will continue to make such contributions as necessary for the foreseeable future but is not contractually committed or obligated to provide contributions to the company. However, to fund growth as indicated in the Use of Proceeds section above, we will need to raise the needed funds.

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PLAN OF DISTRIBUTION

The Company is offering a maximum of 150,000,000 shares of its common stock on a best efforts’ basis at a fixed price of $.01 per share and any funds raised from this offering will be immediately available to us for our use. There will be no refunds. The offering will terminate upon the earlier of the sale of all 150,000,000 shares or one year from the date of this offering circular. There is no minimum number of shares that we have to sell in this offering. All money the Company receives from the offering will be immediately appropriated by us for the uses set forth in the Use of Proceeds section of this offering circular. No funds will be placed in an escrow account during the offering period and no money will be returned once the subscription has been accepted by us.

The Company intends to sell the shares in this offering through our President, William Sanchez. He will not receive any compensation for offering or selling the shares. We do not intend to involve underwriters or broker-dealers in connection with our best efforts offering of shares of common stock.

Once the offering statement is effective, William Sanchez will contact individuals with whom he has an existing or past pre-existing business or personal relationship and will attempt to sell them the shares. They will be required to sign the subscription agreement attached as Exhibit 4.1 to this Offering Circular.

Mr. Sanchez is relying on Rule 3a4-1 of the Securities Act of 1934 to offer the company’s shares without registering as a broker. Mr. Sanchez is able to rely on Rule 3a4-1 of the Securities Act of 1934 due to the fact that he is: (a) not subject to statutory disqualification pursuant to section 3(a)(39) of the Securities Act of 1933; (b) not compensated in connection with his participation by the payment of commissions or other payments based either directly or indirectly on the offering; (c) not an associated person of a broker dealer; (d) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; (e) not a broker or dealer, or has been a broker or dealer, within the preceding 12 months; and (f) does not participate in selling an offering of securities for any issuer more than once every 12 months.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Identification of Directors, Executive Officers and Control Persons

Our directors hold office until their successors are elected and qualified, or until their deaths, resignations or removals. Our officers hold office at the pleasure of our board of directors, or until their deaths, resignations or removals.

Our directors, executive officers and significant employees their ages, positions held, and durations of such are as follows:

Name	Position Held with Our Company	Age	Date First Elected or Appointed	Approximate hours per week

William Sanchez	President, CEO, CFO and Director	52	June, 15 2015	80+

Thomas A. Langford	Director	70	Dec 12, 2023

Andrei Ludu	Director	69	July 2, 2024

Business Experience

The following is a brief account of the education and business experience of our directors, executive officer and significant employees during at least the past five years, indicating their principal occupations and employment during the period, and the name and principal business of the organization in which such occupations or employment were carried on.

Mr. William J. Sanchez has served as our President, Chief Executive Officer and Chairman of the Board since June 2015. Mr. Sanchez has held positions at CBS Sports, Tribune Interactive, Knight Ridder, DLJ Direct and has been instrumental in the creation of several nascent companies such as Star media, Inc., SportsLine, USA, and Pick nation, Inc., among many others.

Mr. Thomas A. Langford, is lifelong successful business leader in Gilchrist County, Florida. His long and distinguished career, most recently includes being re-elected as County Commissioner of District 4 in Gilchrist County. He has served twice, currently serving after vacating the seat in 2015. Among Mr. Langford’s’ many noteworthy accomplishments, he previously was elected chairman of the board to the North Florida Broadband Authority, and was responsible for raising thirty Million Dollars for Gilchrist County’s initial broadband push.

Mr. Andrei Ludu. Dr. Andrei Ludu is a highly knowledgeable and results-oriented professor with extensive experience in all phases of program development, experimentation, results analysis, and progressive research. His expertise spans fundamental and applied science, nonlinear systems, fluid dynamics, nuclear physics, computational biology, and mathematical modeling. Dr. Ludu consistently demonstrates high levels of initiative and problem-solving skills in complex scientific and engineering environments. He is an exceptional writer and communicator, an innovative scientist, and a valuable asset to research and development teams.

Conflicts of Interest

At the present time, the Company does not foresee any direct conflict between our directors, executive officers, or significant employee’s other business interests and their involvement in the Company.

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None of them has been the subject of the following events:

(1)	He/She has not been convicted, within ten years before the filing of the offering statement (or five years, in the case of issuers, their predecessors and affiliated issuers), of any felony or misdemeanor:(i) In connection with the purchase or sale of any security;(ii) Involving the making of any false filing with the Commission; or(iii) Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(2)	He/She is not subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the offering statement, that, at the time of such filing, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:(i) In connection with the purchase or sale of any security;(ii) Involving the making of any false filing with the Commission; or(iii) Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;
(3)	He/She is not subject to a final order (as defined in Securities Act Rule 261 of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:(i) At the time of the filing of the offering statement, bars the person from:(A) Association with an entity regulated by such commission, authority, agency, or officer;(B) Engaging in the business of securities, insurance or banking; or(C) Engaging in savings association or credit union activities; or(ii) Constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within ten years before such filing of the offering statement;

(4)	He/She is not subject to an order of the Commission entered pursuant to section 15(b) or 15B(c) of the Securities Exchange Act of 1934 or section 203(e) or (f) of the Investment Advisers Act of 1940 or (f)) that, at the time of the filing of this offering statement:(i) Suspends or revokes such person’s registration as a broker, dealer, municipal securities dealer or investment adviser;(ii) Places limitations on the activities, functions or operations of such person; or(iii) Bars such person from being associated with any entity or from participating in the offering of any penny stock;

(5)	He/She is not subject to any order of the Commission entered within five years before the filing of the offering statement that, at the time of such filing, orders the person to cease and desist from committing or causing a violation or future violation of:(i) Any scienter-based anti-fraud provision of the federal securities laws, including without limitation section 17(a)(1) of the Securities Act of 1933, section 10(b) of the Securities Exchange Act of 1934 and 17 CFR 240.10b-5, section 15(c)(1) of the Securities Exchange Act of 1934 and section 206(1) of the Investment Advisers Act of 1940, or any other rule or regulation thereunder; or(ii) Section 5 of the Securities Act of 1933.

(6)	He/She is not suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade;

(7)	He/She has not filed (as a registrant or issuer), or was or was named as an underwriter in, any registration statement or offering statement filed with the Commission that, within five years before the filing of the offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation An exemption, or is, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued; or

(8)	He/She is not subject to a United States Postal Service false representation order entered within five years before the filing of the offering statement, or is, at the time of such filing, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.

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Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed or resignation from office in accordance with our bylaws. Our officers hold their offices until they resign, are removed by the Board, or their successor is elected and qualified.

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EXECUTIVE COMPENSATION

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officers and directors for all services rendered in all capacities to us for their appointment for the periods ended November 30, 2023, 2024, 2025.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

William Sanchez President, CEO, & Director	2023	$240,000	$0	$0	$0	$0	$0	$0	$240,000

Francis Flinn Director	2023	$0	$0	$25,000	$0	$0	$0	$0	$25,000

Santiago Munoz Director	2023	$0	$0	$25,000	$0	$0	$0	$0	$25,000

Sayis Tequia Director	2023	$0	$0	$25,000	$0	$0	$0	$0	$25,000

Patrick Wall Director	2023	$0	$0	$25,000	$0	$0	$0	$0	$25,000

Camille Whiddon Director	2023	$0	$0	$25,000	$0	$0	$0	$0	$25,000

William Sanchez President, CEO, & Director	2024	$240,000	$0	$0	$0	$0	$0	$0	$240,000

Andrei Ludu Director	2024	$0	$0	$8,000	$0	$0	$0	$0	$8,000

Thomas Langford Director	2024	$0	$0	$25,000	$0	$0	$0	$0	$25,000

William Sanchez President, CEO, & Director	2025	$240,000	$0	$0	$0	$0	$0	$0	$240,000

Andrei Ludu Director	2025	$0	$0	$0	$0	$0	$0	$0	$0

Thomas Langford Director	2025	$0	$0	$0	$0	$0	$0	$0	$0

Equity Awards

Our directors are compensated for their services. There are contractual arrangements with members of the board of directors. The director’s service contract stipulates a 24-month vesting period of their payments in stock of the company.

Employment Contracts

We have one employment contract with William Sanchez, employing him as our full time CEO for a period of five years, at the rate of $20,000 per month, with an automobile allowance equal to $500 per month.  A copy of this employment contract is set forth as Exhibit 10.1 hereto.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of May 31, 2025 with respect to the holdings of: (1) each person known to us to be the beneficial owner of more than 5% of our Common Stock; (2) each of our directors, nominees for director and named executive officers; and (3) all directors and executive officers as a group. To the best of our knowledge, each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares, unless otherwise indicated. Unless otherwise specified, the address of each of the persons set forth below is in care of the Company. The percentages are based on 364,220,576 shares of our common stock and 0 shares of our Series A Convertible Preferred Stock and 56,988 shares of our Series B Convertible Preferred Stock outstanding as of the date above, or a total of 284,940,000 fully converted common shares.

Name of Officer/Director and Control Person	Affiliation with Company (e.g. Officer/Director/Owner of more than 5%)	Residential Address (City / State Only)	Number of shares owned	Share type/class	Ownership Percentage of Class Outstanding	Note
William J Sanchez	Chief Executive Officer	Ormond Beach, FL	43,885 700,000 100 40,044,800	Preferred B Preferred C Preferred D Common	77% 100% 99% 10%	1,2
Camille Whiddon	Owner of greater than 5%	Newberry, FL	25,500,000	Common	7%
Patrick T. Wall	Owner of greater than 5%	Ormond Beach, FL	25,263,158	Common	6.94%
Sayis Tequia	Owner of greater than 5%	Fort Pierce, FL	25,000,000	Common	6.86
Santiago Munoz	Owner of greater than 5%	Fort Lauderdale, FL	25,000,000	Common	6.86%
Frank Gerardi	Owner of greater than 5%	Palm Beach Gardens, FL	20,898,062 3,300	Common Preferred B	5.73% 5.79%
Andrei Ludu	Director	Daytona Beach, FL	8,000,000	Common	2.20%
Tommy Langford	Director	Gilchrist County, FL	16,666,667	Common	4.83%
Samuel Fromkin	Owner of greater than 5%	Jupiter, FL	3,000	Preferred B	5.26%

Regardless of the success of this offering, our officers and director and current stockholders will continue to own a substantial portion of our common stock after the offering. Since they may continue to control the Company after the offering, investors may be unable to change the course of the operations. Thus, the shares we are offering may lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power. None of our common stock is subject to outstanding options, warrants, or securities convertible into common stock.

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TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS AND DIRECTOR INDEPENDENCE

Transactions with Related Persons

The company owes Mr. Sanchez, on a non-interest-bearing demand basis. The total as of May 31, 2025 was $269,385.96.

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CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with any independent registered public accountant. As mentioned elsewhere herein, our financial statements have not been reviewed by an independent registered public accountant.

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INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this offering circular as having prepared or certified any part of this offering circular or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The Verona Firm, PLLC. will pass on the validity of the common stock being offered pursuant to this offering circular.

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DESCRIPTION OF CAPITAL STOCK

Our Articles of Incorporation provides that we may issue up to 750,000,000 shares of common stock, $0.001 par value per share, referred to as common stock, and 1,000,000 shares of Preferred Stock, $.001 par value per share, of which 100,000 shares have been designated as Series A Preferred Stock, 100,000 shares have been designated as Series B Preferred Stock, and 200 shares have been designated as Series D Preferred Stock. As of the date of this offering circular, there are 382,020,576 outstanding shares of common stock. Upon completion of the maximum Offering 532,020,576 shares of our common stock will be issued and outstanding, and 0 shares of Series A Preferred Stock, 56,988 shares of Series B Preferred Stock, and 101 shares of Series D Preferred Stock will be issued and outstanding.

Under Nevada law, our stockholders generally are not personally liable for our debts and obligations solely as a result of their status as stockholders.

Common Stock

All of the shares of our common stock offered hereby will be duly authorized, validly issued, fully paid and non-assessable and all of the shares of our common stock have equal rights as to earnings, assets, dividends and voting. Subject to the preferential rights of holders of any other class or series of our stock, holders of shares of our common stock are entitled to receive dividends and other distributions on such shares if, as and when authorized by our board of directors out of funds legally available therefor. Shares of our common stock generally have no preemptive, appraisal, preferential exchange, conversion, sinking fund or redemption rights and are freely transferable, except where their transfer is restricted by federal and state securities laws, by contract or by the restrictions in our Articles of Incorporation. In the event of our liquidation, dissolution or winding up, each share of our common stock would be entitled to share ratably in all of our assets that are legally available for distribution after payment of or adequate provision for all of our known debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time, and our Articles of Incorporation restrictions on the transfer and ownership of our stock.

Except as may otherwise be specified in the terms of any class or series of our common stock, each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as may be provided with respect to any other class or series of stock, the holders of shares of common stock will possess the exclusive voting power. There is no cumulative voting in the election of our directors. Directors are elected by a plurality of all of the votes cast in the election of directors.

Under Nevada law, a Nevada corporation generally cannot dissolve, amend its Articles of Incorporation, merge, consolidate, sell all or substantially all of its assets or engage in a statutory share exchange unless declared advisable by its board of directors and approved by the affirmative vote of stockholders entitled to cast at least a majority of all of the votes entitled to be cast on the matter. Our Articles of Incorporation provides for approval of any of these matters by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast on such matters.

Preferred Stock

Our Articles of Incorporation authorizes our board of directors to classify any unissued shares of preferred stock into one or more classes or series of preferred stock. Prior to the issuance of shares of each class or series, our board of directors is required by Nevada law and by our Articles of Incorporation to set, subject to the provisions of our Articles of Incorporation regarding the restrictions on ownership and transfer of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption of each such class or series. As a result, our board of directors could authorize the issuance of shares of preferred stock that have priority over shares of our common stock with respect to dividends or other distributions or rights upon liquidation or with other terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change of control of our company that might involve a premium price for holders of our common stock or that our common stockholders otherwise believe to be in their best interests. As of the date hereof, no shares of Series A Preferred Stock are outstanding out of the authorized 1,000,000 shares of preferred stock, 56,988 shares of Series B Preferred Stock, and 101 shares of Series D Preferred Stock are outstanding and we have no present plans to issue any additional shares of preferred stock.

39

Each share of the Series A Preferred Stock is convertible into 10,000 shares of common stock and have the same voting and liquidation rights as the common stock on an as-converted basis. Each share of Series B Preferred Stock is convertible into 5,000 shares of common stock and have the same voting and liquidation rights as the common stock on as as-converted basis. Each share of Series C Preferred Stock is not convertible but may be voted as on a converted basis on a 1 to 100,000 share basis. Each share of Series D Preferred Stock is convertible into 3% of the total outstanding common stock at the moment of conversion.

Transfer Agent and Registrar

Our transfer agent and registrar for our shares of common stock is Signature Stock Transfer, Inc. Its address is 16801 Addison Road, Suite #247, Addison, Texas 75001, and its telephone number is (972) 612-4120.

40

SHARES ELIGIBLE FOR FUTURE SALE

General

Upon completion of this offering, we will have 532,020,576 outstanding shares of our common stock. Of these shares, the 150,000,000 shares sold in this offering and 382,020,576 currently outstanding shares will be freely transferable without restriction or further registration under the Securities Act, subject to the limitations on ownership set forth in our Articles of Incorporation, except for any shares purchased in this offering by our “affiliates,” as that term is defined by Rule 144 under the Securities Act. The remaining 217,979,424 shares of common stock will be “restricted securities” as defined in Rule 144. Restricted securities may be sold in the public market only if the sale is registered under the Securities Act or qualifies for an exemption from registration, including an exemption under Rule 144, as described below.

Prior to this offering, there has been no active public market for our common stock. We can provide no assurance as to: (1) the likelihood that an active market for our shares of common stock will develop; (2) the liquidity of any such market; (3) the ability of the stockholders to sell the shares; or (4) the prices that stockholders may obtain for any of the shares. We cannot make any prediction as to the effect, if any, that future sales of shares, or the availability of shares for future sale, will have on the market price prevailing from time to time. Sales of substantial amounts of our common stock, or the perception that such sales could occur, may adversely affect prevailing market prices of our common stock. See “Risk Factors—Risks Related to the Market for Our Common Stock”. For a description of certain restrictions on transfers of our shares of common stock held by our stockholders, see “Description of Capital Stock.”

Rule 144

Rule 144(b)(1) provides a safe harbor pursuant to which certain persons may sell shares of our stock that constitute restricted securities without registration under the Securities Act. “Restricted securities” include, among other things, securities acquired directly or indirectly from the issuer, or from an affiliate of the issuer, in a transaction or chain of transactions not involving any public offering. In general, the conditions that must be met for a person to sell shares of our stock pursuant to Rule 144(b)(1) are as follows: (1) the person selling the shares must not be an affiliate of ours at the time of the sale, and must not have been an affiliate of ours during the preceding three months, and (2) either (A) at least one year must have elapsed since the date of acquisition of the restricted securities from us or any of our affiliates or (B) if we satisfy the current public information requirements set forth in Rule 144, at least six months have elapsed since the date of acquisition of the restricted securities from us or any of our affiliates.

Rule 144(b)(2) provides a safe harbor pursuant to which persons who are affiliates of ours may sell shares of our stock, whether restricted securities or not, without registration under the Securities Act if certain conditions are met. In general, the conditions that must be met for a person who is an affiliate of ours (or has been within three months prior to the date of sale) to sell shares of our stock pursuant to Rule 144(b)(2) are as follows (1) at least twelve months must have elapsed since the date of acquisition of the shares of stock from us or any of our affiliates, (2) the seller must comply with volume limitations, manner of sale restrictions and notice requirements and (3) we must satisfy the current public information requirements set forth in Rule 144. In order to comply with the volume limitations, a seller may not sell, in any three-month period, more than 1% of the shares of our common stock then outstanding as shown by the most recent report or statement published by us, which will equal approximately shares immediately after this offering.

41

AVAILABLE INFORMATION

We have filed with the SEC an offering statement on Form 1-A under the Securities Act with respect to the common stock offered hereby. This offering circular, which constitutes part of the offering statement, does not contain all of the information set forth in the offering statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our Company, please review the offering statement, including exhibits, schedules and reports filed as a part thereof. Statements in this offering circular as to the contents of any contract or other document filed as an exhibit to the offering statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance, reference is made to the copy of such document filed as an exhibit to the offering statement, each such statement being qualified in all respects by such reference.

A copy of the offering statement and the exhibits and schedules that were filed with the offering statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F Street, N.E. Washington, DC 20549, and copies of all or any part of the offering statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a website that contains reports and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

42

F-1

Index

Solidus Communications, Inc.
CONDENSED CONSOLIDATED BALANCE SHEET

	For the Six Months Ended	For the Six Months Ended
	May 31, 2025	May 31, 2024

Current Assets
Cash	$7,179	$967
Accounts receivable	56,586	120,684
Inventories	—	—
Prepaid expenses and other current assets	—	—
Total current assets	$63,765	$121,650

Fixed Assets, (Other)
Accumulated Depreciation	(1,839)	(1,839.24)
Fleet	—	33,479.28
Furniture	3,153	3,153.00
IP TV Equipment	—	28,110.84
Kiosks	8,400	8,400.00
Plant & Computer equipment	12,808	18,567.05
Wireless CPE/Antennas	4,634	107,899.58
Total Fixed Assets	$27,156	$197,771
Other Assets
Directors Prepaid	101,167	129,167
Investment in subsidiary	100,000	100,000
Goodwill	—
Other Assets	—	—
Total other assets	$201,167	$229,167

Total assets	$292,088	$548,587

Current Liabilities
Accounts payable and accrued expenses	68,794	49,326
Convertible notes payable	57,250
Promissory notes payable	—	67,250
Related party, loan and payroll	269,386	159,324
Short term notes payable
Other current liabilities
Derivative liability	57,807	126,319
Total Current Liabilities	$453,237	$402,219

Long Term Liabilities
Loans	99,186	93,666
Contingent liabilities	—	—
Total Long-Term Liabilities	$99,186	$93,666

Total Liabilities	$552,423	$495,886

Shareholders' Equity
Preferred A: $.001 par value; 100,000 shares authorized; 0 and 0 issued and outstanding at May 31 2025 and May 31 2024, respectively	—	—
Preferred B: $.001 par value; 100,000 shares authorized; 56,988 and 53,688 issued and outstanding at May 31 2025 and May 31 2024, respectively	57	54
Preferred C: $.001 par value; 800,000 shares authorized; 700,000 issued and outstanding at May 31 2025 and May 31 2024, respectively	700	700
Preferred D: $.001 par value; 200 shares authorized; 101 issued and outstanding at May 31 2025 and 100 issued and outstanding at May 31 2024, respectively	0.10	0.10
Common stock, $.001 par value; 750,000,000 shares authorized; 364,220,576 on May 31 2025 and 750,000,000 shares authorized; 324,622,577 shares issued and outstanding at May 31 2024	364,221	324,623
Additional & paid-in-capital	1,444,471	1,330,044
Distributions	—
Net Income	(201,853)	(536,887)
Accumulated deficit	(1,867,932)	(1,065,831)
Total shareholders' equity	$(260,336)	$52,702
Total liabilities and shareholders' equity	$292,088	$548,588

(The accompanying notes are an integral part of these financial statements)

F-2

Index

Solidus Communications, Inc.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	For the Six Months Ended	For the Six Months Ended
	May 31, 2025	May 31, 2024
Revenue
Gross Sales	$49,309	$40,206
Cost of Sales	2,387	4,425
Net Sales	$46,922	$35,781

Operating expenses
Professional and Advisory Fees	13,756	19,000
Accrued Director Renumeration	53,142	58,333
Equipment purchase	—	—
Fleet	2,263	3,536
Licenses & Permits	1,531	—
General and administrative	7,177	16,668
Insurance	212	1,545
Marketing and advertising	78	1,429
Network/Telecommunications Fees	1,659	240
Office, Tower, Facility Rent expenses	1,464	2,649
Accrued Payroll and Salaries Expense	120,000	60,000
Corp. Tax Expense	990	—
Patent related expense	130	—
Total operating expenses	$202,402	$163,400

Net (Loss) before income taxes	$(155,480)	$(127,619)

Total Other Income	$2,296	$217

Other Expenses
Interest Expense	3,770	4,102
Depreciation Expense	58,037	98,628
Good Will Impairment Loss	—	350,000
Bad Debt Expense	—	—
Other expense	—	—
Change in derivative fair value	(13,139)	(43,246)
Total Other Expenses	$48,668	$409,485

Net Other Income Profit	$(46,373)	$409,485

Net Profit	$(201,853)	$(536,887)

Weighted average number of shares outstanding	348,540,270	311,355,155

Basic and diluted net income/(loss) per share	0.001	0.002

(The accompanying notes are an integral part of these financial statements)

F-3

Index

Solidus Communications, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Six Month Ended	For the Six Month Ended
	May 31, 2025	May 31, 2024
Cash flow from operating activities:
Net (Loss)	$(201,853)	$(536,887)
Adjustments to reconcile net loss to net cash from operating activities:
Increase / (Decrease) in accounts payables	(4,760)	98,300
Increase / (Decrease) in accounts receivable	11,689	(67,160)
Increase Accrued Interest	(5,999)	4,102
Change in fair value of derivative	(13,139)	(43,246)
Decrease in convertible notes	(5,631)	—
Credit card Payables	—	—
Depreciation and amortization	—	—
(Decrease) Related party, payroll	70,225	(18,316)
(Decrease) Due to Subsidiary	(2,800)	—
Security Deposits	—	—
Loan	—	—
Promissory Notes	—	—
Adjustment for settlement of MVNO prepayment	—	—
Inventory	—	—
Operating assets	—	—
Increase Other Current Liability	(62)	—
Increase Prepaid / Director pay	(42,792)	27,083
Net cash provided by (used in) operating activities	$(195,121)	$(536,123)

Cash flows from investing activities:
Accumulated Depreciation	$—	$(898.00)
Computer Equipment	576	3,511
Plant, Remote, Wireless, IPTV, Headend (CATV)	47,680	106,359
Due from subsidiary	(3,678)	(2,800)
Furniture	—	—
Fleet	12,979	—
Impairment of Goodwill	—	350,000
Net cash used in investing activities:	$57,557	$456,172

Cash flows from financing activities:
Common stock	$18,900.00	$16,667
Preferred Stock	$3.40
Contingent Liability	—	—
Credit Card payables	—	—
Proceeds of loan	(7,174)	37,077
Distributions	—	(26,389)
Additional Paid in Capital	122,756	48,333
Reverse Split adjustment to common stock	—	—
Net cash provided by financing activities	$134,485	$75,688

Net cash increase for period	$(3,077)	$(4,263)

Cash and cash equivalents at beginning of period	$10,257	$5,229

Cash and cash equivalents at end of period	$7,179	$967

Non-cash investing and financing activities:
Common stock issued upon conversion of notes payable	$16,900	$—
Common stock issued for settlement of accrued expense	$4,760	$—
Common stock issued for professional services		$16,667
Sale of series B preferred stock - capital raise	$20,000	$—
Preferred Series D issued for professional services	$100,000	$—
Additional Paid in Capital adjustment due to interest write off	$—	$—

(The accompanying notes are an integral part of these financial statements)

F-4

Index

Solidus Communications, Inc.
CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN EQUITY (DEFICIT)

	Preferred A Stock		Preferred B Stock		Preferred C Stock		Preferred D Stock		Common Stock			Additional		Total
	$.001 Par Value		$.001 Par Value		$.001 Par Value		$.001 Par Value		$.001 Par Value		Distributions	Paid-In	Retained	Shareholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount		Capital	Earnings	Equity/Deficit

Balance @ November 30, 2022	—	$0	53,688	$54	700,000	$700	—	$—	7,259,394,066	$7,259,394	$(16,467)	$(6,025,531)	$(741,580)	$475,871

Adjustment to retained earnings													$(1)	$(1)

Distributions											$15,566			$15,566

Net (Loss)													(148,816)	$(148,816)

Balance @ February 28, 2023	—	$0	53,688	$54	700,000	$700	—	$—	7,259,394,066	$7,259,394	$(901)	$(6,025,531)	$(890,397)	$342,619

Common stock issued for professional services									122,767,403	$122,767		$133,035		$255,802

Reduction of common stock due to reverse split									(7,114,206,185)	$(7,114,206)		$7,114,206		$(0)

Adjustment to retained earnings													$150,648	$150,648

DTCC adjustment due to reverse split									625	$1				$1

Net (Loss)													(2,170,537)	$(2,170,537)

Balance @ May 31, 2023	—	$0	53,688	$54	700,000	$700	—	$—	267,955,909	$267,956	$(901)	$1,221,710	$(2,910,286)	$(1,421,467)

Common stock issued for professional services									40,000,000	$40,000		$60,000		$100,000

Adjustment to retained earnings													2,148,510	$2,148,510

Distributions											$901			$901

Net (Loss)													(219,664)	$(219,664)

Balance @ August 31, 2023	—	$0	53,688	$54	700,000	$700	—	$—	307,955,909	$307,956	$—	$1,281,710	$(981,440)	$608,280

Net (Loss)													(80,160)	$(80,160)

Balance @ November 30, 2023	—	$0	53,688	$54	700,000	$700	—	$—	307,955,909	$307,956	$—	$1,281,710	$(1,061,600)	$528,120

Sale of Preferred D to officer							100	$0.10				$40,000		$40,000

Adjustment to retained earnings													-4,231	$(4,231)

Net (Loss)													(466,204)	$(466,204)

Balance @ February 29, 2024	—	$0	53,688	$54	700,000	$700	100	$0.10	307,955,909	$307,956	$—	$1,321,710	$(1,532,035)	$97,685

Common stock issued for professional services									16,666,667	$16,667.00		$8,333		$25,000

Net (Loss)													(70,683)	$(70,683)

Balance @ May 31, 2024	—	$0	53,688	$54	700,000	$700	100	$0.10	324,622,576	$324,623	$—	$1,330,043	$(1,602,718)	$52,002

Net (loss)													(3,149)	$(3,149)

Balance @ August 31, 2024	—	$0	53,688	$54	700,000	$700	100	$0.10	324,622,576	$324,623	$—	$1,330,043	$(1,605,867)	$48,853

Common stock issued for professional services									8,000,000	$8,000		$—		$8,000
														$—
Common stock issued due to convertible note conversion									12,698,000	$12,698		$(8,329)		$4,369
														$—
Net (loss)													(206,258)	$(206,258)

Balance @November 30, 2024	—	$0	53,688	$54	700,000	$700	100	$0.10	345,320,576	$345,321	$—	$1,321,714	$(1,812,125)	$(144,336)

Adjustment to retained earnings													$(1,038)	$(1,038)

Net (loss)													(177,592)	$(177,592)

Balance @ February 28, 2025	—	$0	53,688	$54	700,000	$700	100	$0.10	345,320,576	$345,321	$—	$1,321,714	$(1,990,755)	$(322,966)

Common stock issued due to conversion of note									16,900,000	$16,900		$—		$16,900

Common stock issued for professional services									2,000,000	$2,000		$2,760		$4,760

Preferred Stock issued for professional services							1	$0.00				$99,999		$99,999

Preferred Stock sold to investor			3,300	$3								$19,997		$20,000

Net (loss)													(79,029)	$(79,029)

Balance @ May 31, 2025	—	$0	56,988	$57	700,000	$700	101	$0.10	364,220,576	$364,221	$—	$1,444,470	$(2,069,784)	$(260,336)

(The accompanying notes are an integral part of these financial statements)

F-5

Index

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. GENERAL ORGANIZATION AND BUSINESS

Organization

Solidus Communications, Inc. (f/k/a Telco Cuba, Inc., f/k/a Amgentech Holdings, Inc., f/k/a CaerVision Global, Inc., f/k/a American Mineral Group Minerals Inc., f/k/a Sungro Minerals, Inc.) (the "Company") was incorporated in the State of Nevada on August 10, 2007. Up until June 12, 2015, the company was previously engaged in the exploration, development, and acquisition of mineral properties.

Solidus Communications, Inc. (SLDC) is a company incorporated under the laws of Nevada in 2007. The company is amassing a portfolio of high value companies in the technology, and telecom. Solidus Communications, Inc. currently has one subsidiary, Advanced Satellite Systems, Inc. a provider in Volusia County Florida of, Internet Service, and Telephone Service.

Solidus Communications, Inc. is continuing its search of acquisition candidates in the technology, and telecommunication space.

During the fourth quarter 2023, the company acquired WIFIBER Corp. and all of its assets, and is continuing to offer its services. WiFIBER Corp. is incorporated in the State of Florida in 2005, and is registered as a subsidiary of Solidus Communications, Inc.

During the first quarter 2024, WIFIBER and the Company decided to rescind the acquisition due to the company’s inability to fund the acquisition as a result of missed milestones.

The accompanying financial statements have been prepared on the basis of accounting principles applicable to a going concern; accordingly, they do not give effect to adjustment that would be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and retire its liabilities in other than the normal course of business and at amounts different from those in the accompanying financial statements. Management plans to raise debt conversion from public or private debt or equity financing, on an as needed basis. The Company's ability to continue as a going concern is dependent upon achieving profitable operations and/or upon obtaining additional financing. The outcome of these matters cannot be predicted at this time.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

Accounting Principles and Basis of Presentation

The consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”) and are expressed in U.S. dollars. All inter-company accounts and transactions have been eliminated. The Company’s fiscal year end is November 30.

These statements should be read in conjunction with our Quarterly Report.

The significant accounting policies followed are:

Principles of Consolidation

The consolidated financial statements include the accounts of Solidus Communications, Inc. (parent) and Advanced Satellite Systems, Inc. which has common ownership and management. All intercompany balances and transactions have been eliminated.

F-6

Index

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

The Company regularly evaluates estimates and assumptions related to the deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected. Included in these estimates are assumptions about collection of accounts receivable, impairment of intangibles, useful life of property and equipment, stock-based compensation, beneficial conversion of convertible notes payable, deferred income tax asset valuation allowances, and valuation of derivative liabilities.

Debt conversion and Debt conversion Equivalents

For purposes of the statement of debt conversion flows, debt conversion includes demand deposits, saving accounts and money market accounts. The Company considers all highly liquid instruments with maturities of three months or less when purchased to be debt conversion equivalents.

Debt conversion is maintained at financial institutions and, at times, balances may exceed federally insured limits. We have never experienced any losses related to these balances. All our non-interest-bearing debt conversion balances were fully insured at May 31, 2025 and May 31, 2024. At May 31, 2025 there were no amounts held in excess of federally insured limits.

Accounts receivable and concentration of credit risk

The Company does not currently have a trade accounts receivable as all sales are either debt conversion, check or credit card for services or products and collected contemporaneously with the sale. Therefore, the Company has not recorded an allowance for doubtful accounts.

During the twelve months ended on May 31, 2025 and May 31, 2024, 40% and 40% respectively of our revenue was concentrated in one customer. The loss of this customer would materially affect operations. Management continues to diversify the customer base to mitigate this risk.

Related Party Transactions

Parties are considered to be related to the Company if the parties that, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all related party transactions.

All transactions shall be recorded at fair value of the goods or services exchanged. Property purchased from a related party is recorded at the cost to the related party and any payment to or on behalf of the related party in excess of the cost is reflected as a distribution to the related party.

The Company considers all officers, directors, senior management personnel, and senior level consultants to be related parties to the Company.

Furniture, equipment, and long-lived assets

Furniture and equipment are recorded at cost and depreciated on a straight-line basis over their estimated useful lives, principally three to five years. Accelerated methods are used for tax depreciation. Maintenance and repairs are charged to operations when incurred. Betterments and renewals are capitalized. When furniture and equipment are sold or otherwise disposed of, the asset account and related accumulated depreciation account are relieved, and any gain or loss is included in operations.

The Company evaluates the recoverability of its long-lived assets or asset groups whenever adverse events or changes in business climate indicate that the expected undiscounted future debt conversion flows from the related assets may be less than previously anticipated. If

F-7

Index

the net book value of the related assets exceeds the undiscounted future debt conversion flows of the assets, the carrying amount would be reduced to the present value of their expected future debt conversion flows and an impairment loss would be recognized.

Basic and Diluted Loss per Share

Basic and diluted loss per share is based on the weighted average number of shares outstanding. Potential common shares includable in the computation of fully diluted per share results are not presented in the financial statements as their effect would be anti-dilutive.

Revenue recognition

The Companies follow the guidance of the FASB ASC 605-10-S99 “Revenue Recognition Overall – SEC Materials”. The Companies record revenue when persuasive evidence of an arrangement exists, product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured. Revenues consist primarily of intangible and tangible product sales.

Contingencies

The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. There were no commitments or contingencies as of May 31, 2025 and May 31, 2024, respectively.

Share Based Compensation

The Company recognizes all share-based payments to employees, including grants of employee stock options, as compensation expense in the financial statements based on their fair value. That expense will be recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period). There were no grants awarded through this reporting period in 2025.

The Company issues common stock and common stock options and warrants to consultants for various services. For these transactions, the Company follows the guidance in FASB ASC Topic 505. Costs for these transactions are measured at the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The value of the common stock is measured at the earlier of (i) the date at which a firm commitment for performance by the counterparty to earn the equity instrument is reached or (ii) the date at which the counterparty’s performance is complete.

Financial Instruments

Pursuant to ASC 820, Fair Value Measurements and Disclosures, an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities. The Company’s financial instruments consist principally of debt conversion, accounts receivable, inventory, accounts payable and accrued liabilities note payable, convertible promissory notes, and amounts due to related parties. Pursuant to ASC 820, the fair value of our debt conversion is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

F-8

Index

Convertible Instruments

The Company evaluates and accounts for conversion options embedded in its convertible instruments in accordance with professional standards for “Accounting for Derivative Instruments and Hedging Activities”. Professional standards generally provide three criteria that, if met, require companies to bifurcate conversion options from their host instruments and account for them as free-standing derivative financial instruments. These three criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re- measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. Professional standards also provide an exception to this rule when the host instrument is deemed to be conventional as defined under professional standards as “The Meaning of “Conventional Convertible Debt Instrument”. The Company accounts for convertible instruments (when it has determined that the embedded conversion options should not be bifurcated from their host instruments) in accordance with professional standards when “Accounting for Convertible Securities with Beneficial Conversion Features,” as those professional standards pertain to “Certain Convertible Instruments.” Accordingly, the Company records, when necessary, discounts to Convertible Debentures for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt to their earliest date of redemption. The Company also records when necessary deemed dividends for the intrinsic value of conversion options embedded in preferred shares based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note.

ASC 815-40 provides that, among other things, generally, if an event is not within the entity’s control could or require net debt conversion settlement, then the contract shall be classified as an asset or a liability.

Derivative Liabilities

The Company assessed the classification of its derivative financial instruments as of May 31, 2025, which consist of convertible instruments and rights to shares of the Company’s common stock, and determined that such derivatives meet the criteria for liability classification under ASC 815.

ASC 815 generally provides three criteria that, if met, require companies to bifurcate conversion options from their host instruments and account for them as free-standing derivative financial instruments. These three criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument subject to the requirements of ASC 815. ASC 815 also provides an exception to this rule when the host instrument is deemed to be conventional, as described.

Goodwill

The Company recognizes goodwill for the excess of the purchase price over the fair value of the identifiable net assets of the business acquired. ASC 350 "Intangible Assets-Goodwill and Other", an impairment test for goodwill is undertaken by the Company at the reporting unit level annually, or more frequently if events or changes in circumstances indicate that goodwill might be impaired.

Income Taxes

Income taxes are accounted for in accordance with the provisions of FASB ASC 740, Accounting for Income Taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amounts expected to be realized.

F-9

Index

Asset Impairment

ASC 323-10-35-32 provides that a loss in value of an investment that is other than a temporary decline shall be recognized. Evidence of a loss in value might include, but would not necessarily be limited to, absence of an ability to recover the carrying amount of the investment or inability of the investee to sustain an earnings capacity that would justify the carrying amount of the investment. A current fair value of an investment that is less than its carrying amount may indicate a loss in value of the investment. However, a decline in the quoted market price below the carrying amount or the existence of operating losses is not necessarily indicative of a loss in value that is other than temporary. All are factors that shall be evaluated.

NOTE 3. Stockholders’ Deficit

Capital stock authorized for the period ended 05/31/2025

750,000,000 common shares with a par value of $0.001 per share; and

1,000,000 preferred shares with a par value of $0.001 per share

Common share Issuances

During the month of May, 2023, 112,500,000,000 restricted common shares were issued to appointed members of the board of directors.

During the month of May 2023, the Company converted the partial monetary value of a consultants’ contract into 10,267,403 restricted common shares.

During the month of July 2023, an officer of the company converted $100,000 in salary into 40,000,000 shares of restricted stock.

During the month of May, 2024, the company issued 16,666,667 shares to a newly appointed member of the board of directors.

During the month of September, 2024, the company converted a total of $12,698.00 in convertible debt and accrued interest owed to an unaffiliated third-party accredited investor into 12,698,000 shares of unrestricted common stock.

During the month of September, 2024, the company issued 8,000,000 shares to a newly appointed member of the board of directors.

During the month of May 2025, the company converted a total of $16,900.00 in convertible debt and accrued interest owed to an unaffiliated third-party accredited investor into 16,900,000 shares of unrestricted common stock.

During the month of May 2025, the Company converted and issued the monetary value of our corporate attorney’s invoice into 2,000,000 restricted shares.

Preferred shares

Preferred stock authorized for the period ended 05/31/2025

The Company has 1,000,000 shares of preferred stock authorized of which 1,000,000 shares were designated in three series as follows:

Series A Senior Convertible Voting Non-Redeemable Preferred Stock (the “Series A Preferred”) – 100,000 shares authorized, 0 shares issued and outstanding; Each share of Series A Preferred is convertible into 1,000 restricted shares of common stock; Each share of Series A Preferred is convertible into 1,000 common share votes. Each Series A holder shall be entitled to vote on all matters submitted to a vote of the holders of the company’s common stock on an as if converted to common stock basis. Series A holders will not have any rights to vote separately as a series.

Series B Senior Subordinated Convertible Voting Redeemable Preferred Stock (the “Series B Preferred”) – 100,000 shares authorized, 53,688 shares issued and outstanding; Each share of Series B Preferred is convertible into 5,000 restricted shares of common stock; Each share of Series B Preferred is convertible into 5,000 restricted common share votes. Each Series B holder shall be entitled to vote on all matters submitted to a vote of the holders of the company’s common stock on an as if converted to common stock basis. Series B holders will not have any rights to vote separately as a series.

Series C Senior Subordinated Convertible Voting Redeemable Preferred Stock (the “Series C Preferred”) – 700,000 shares authorized, 700,000 shares issued and outstanding; Each share of Series C Preferred is convertible into 100,000 common share votes, but is otherwise not convertible into common stock. Each Series C holder shall be entitled to vote on all matters submitted to a vote of the holders of the company’s common stock on an as if converted to common stock basis. Series C holders will not have any rights to vote separately as a series.

F-10

Index

Series D Senior Subordinated Convertible Voting Redeemable Preferred Stock (the “Series D Preferred”) – 200 shares authorized, 100 shares issued and outstanding; Each share of Series D Preferred is convertible into 3% of the total common share outstanding share count. Each Series D holder shall be entitled to vote on all matters submitted to a vote of the holders of the company’s common stock on an as if converted to common stock basis. Series D holders will not have any rights to vote separately as a series.

The Company Preferred Stock has liquidation rights as follows: The Series A Preferred is senior in liquidation preference to all other series or classes of capital stock, preferred or common; the Series B Preferred is senior in liquidation preference to all series or classes of capital stock other than the Series A Preferred; the Series C Preferred is senior in liquidation preference to all classes of Common Stock; the Series D Preferred is senior in liquidation preference to all classes of Common and Preferred Stock.

Preferred shares issuances

During the month of January 2024, an officer started the process of exchanging 700,000 of his preferred C shares into 100 Preferred D shares.

During the month of March, 2025, 3,300 Preferred B shares were sold by the company to an accredited investor for $20,000.00.

During the month of May 2025, the company issued 1 preferred D share to our corporate attorney, Brett Verona in exchange of services for the next 24 months.

Warrants and Options

For the period ended May 31, 2025 and May 31, 2024 there were no outstanding stock options and warrants.

NOTE 4. Concentration Risk

The Company's financial instruments consist of debt conversion, accounts payable and accrued liabilities. It is management's opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments. Because of the short maturity and capacity of prompt liquidation of such assets and liabilities, the fair values of these financial instruments approximate their carrying values.

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of debt conversion. The Company places its debt conversion with high credit quality financial institutions in the United States.  Bank deposits in the United States did not exceed federally insured limits as of May 31, 2025.

NOTE 5. Notes Payable

As of May 31, 2025, and May 31, 2024, total Debenture Convertible Notes Payable were $57,250.00 and $0, respectively.

As of May 31, 2025, the Company recorded a derivative liability totaling $57,807 associated with a convertible promissory note originally issued in August 2021. Under the terms of the agreement, the holder has the right to convert the outstanding balance into common shares of the Company at a fixed conversion price of $0.001 per share, irrespective of the market price of the stock.

In accordance with ASC 815, the Company determined that the embedded conversion feature meets the criteria for separate accounting as a derivative. The fair value of the derivative is measured in accordance with ASC 820, which requires the use of a fair value hierarchy. Because the conversion feature is based on a fixed, contractually agreed-upon par value and is not influenced by observable market data, the valuation is classified as a Level 3 fair value measurement.

No additional valuation models (e.g., Black-Scholes or binomial model) were applied due to the fixed nature of the conversion term and the absence of market variability. Management estimates the liability value based on the full par value conversion obligation, which is considered immaterial to overall financial statement users due to its non-variable structure.

NOTE 6. Related party transactions

Our officers have from time-to-time lent money to the Company. This balance includes payroll due to officers. At May 28, 2025 and Feb 28, 2024, our officers had a balance owed to them of $269,385.96 and $159,324.21, respectively. These balances represent unpaid salaries and loans made by executive officers. No formal loan agreements exist. The balances are dependent on the employment contract of the executive officer. The amounts are non-interest bearing and due on demand.

NOTE 7. BLANK

NOTE 8. Employment Contracts

In February 2025, the Company renewed its 5-year employment contract with William Sanchez, the Company’s chairman and Chief Executive Officer. Under the terms of the agreement, the Company is to compensate Mr. Sanchez $20,000 per month in addition to providing medical, dental, life and automobile insurance and an automobile allowance of $550 per month.

F-11

Index

NOTE 9. PROPERTY AND EQUIPMENT

The company depreciable fixed assets for the period ending May 31, 2025 in the amount of 58,037.

Advanced Satellite Systems, Inc. periodically sells surplus, used, and retired equipment. We do not liquidate, and attempt to sell at market price.

NOTE 10. INCOME TAXES

As of November 30, 2024, the Company had accumulated federal net operating loss (NOL) carryforwards of approximately $2.8 million, available to offset future taxable income. These NOLs begin to expire in 2040. Under ASC 740, the Company recorded a deferred tax asset (DTA) of $588,000, using a federal tax rate of 21%. Due to a history of recurring losses and the lack of forecasted taxable income, management has concluded that it is more likely than not that the DTA will not be realized.

Accordingly, a full valuation allowance of $588,000 has been recorded, resulting in a net deferred tax asset of $0. No income tax expense or benefit was recognized for the year ended November 30, 2024.

Component	Amount
Net Operating Loss Carryforwards	$2,800,000
Deferred Tax Asset @ 21%	$588,000
Less: Valuation Allowance	$(588,000)
Net Deferred Tax Asset	$0

NOTE 11. GOODWILL IMPAIRMENT

The Company’s investment in Advanced Satellite Systems, Inc. ("ASSI") consists of an 85% ownership stake. Due to reduced network fees and competitive pricing pressure, ASSI's recent financial performance has not met expectations. As a result, the Company evaluated the investment for impairment in accordance with ASC 350 and ASC 820.

A Discounted Cash Flow (DCF) model was used under the income approach to estimate the fair value of the reporting unit. Key inputs to the model included a discount rate of 18% (reflecting WACC with company-specific risk adjustments) and a terminal growth rate of 2%. Based on management's five-year forecast and projected future cash flows, the estimated fair value of the reporting unit was approximately $100,000. This amount was substantially below its carrying value of $450,000.

Accordingly, goodwill of $350,000 was fully impaired as of February 29, 2024. The fair value assessment was categorized as a Level 3 valuation under ASC 820 due to its reliance on unobservable inputs.

Input	Assumption
Discount Rate (WACC)	18%
Terminal Growth Rate	2%
Fair Value (DCF-based)	$100,000
Carrying Amount	$450,000
Goodwill Impaired	$350,000

NOTE 12. DERIVATIVE LIABILITY VALUATION

As of May 31, 2025, the Company recorded a derivative liability totaling $57,807 associated with a convertible promissory note originally issued in August 2021. Under the terms of the agreement, the holder has the right to convert the outstanding balance into common shares of the Company at a fixed conversion price of $0.001 per share, irrespective of the market price of the stock.

In accordance with ASC 815, the Company determined that the embedded conversion feature meets the criteria for separate accounting as a derivative. The fair value of the derivative is measured in accordance with ASC 820, which requires the use of a fair value hierarchy. Because the conversion feature is based on a fixed, contractually agreed-upon par value and is not influenced by observable market data, the valuation is classified as a Level 3 fair value measurement.

No additional valuation models (e.g., Black-Scholes or binomial model) were applied due to the fixed nature of the conversion term and the absence of market variability. Management estimates the liability value based on the full par value conversion obligation, which is considered immaterial to overall financial statement users due to its non-variable structure. The derivative liability of $57,807 as of May 31, 2025, reflects management’s estimate based on these inputs.

NOTE 13. Convertible Notes and Beneficial Conversion Feature

During the reporting period, the Company converted $16,900 of principal from an outstanding convertible promissory note into 16,900,000 shares of common stock at a fixed conversion price of $0.001 per share, equal to the par value of the Company’s common stock.

Pursuant to ASC 470-20, Debt with Conversion and Other Options, the Company evaluated the conversion terms for the presence of a beneficial conversion feature (BCF). A BCF arises when the conversion price of a convertible instrument is less than the fair value of the Company’s common stock at the commitment date.

At the time of conversion, the fair market value of the Company’s common stock was $0.0024 per share, while the conversion price was $0.001 per share, resulting in an intrinsic value of $0.0014 per share. Multiplied by the 16,900,000 shares issued, the total intrinsic value of the BCF was $23,660. However, per ASC 470-20-30-8, the recognized value of the BCF was limited to the carrying amount of the debt converted, which was $16,900.

Accordingly, the Company recorded a debt discount of $16,900, with a corresponding increase to additional paid-in capital.

NOTE 14. SEGMENT REPORTING CONSIDERATION

The Company operates under three brands: Solidus Communications, Advanced Satellite Systems, and Illumivation Labs. As the Chief Operating Decision Maker (CODM) reviews results by brand, the Company will begin segment reporting in Q3 2025 under ASC 280.

NOTE 15. STOCK-BASED COMPENSATION FOR SERVICES

The Company issued 2,000,000 million restricted shares during FY 2025 to consultants and directors. The fair value was determined using the closing market price on the grant date, at $0.00238 per share, and recorded as a general and administrative expense under ASC 505-50.

F-12

Index

NOTE 16. GOING CONCERN

These financial statements have been prepared assuming that the Company will continue as a going concern. The Company has operating and liquidity concerns, current liabilities exceeded current assets. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of these uncertainties.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses. The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management's efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 17. EVENTS

Current events

During the month of February, 2023, the company divested the assets of Naked Paper Brand, Inc. for the sum of $11,000.00.

During the month of May, 2023, 112,500,000,000 restricted common shares were issued to appointed members of the board of directors.

During the month of May 2023, the Company converted the partial monetary value of a consultants’ contract into 10,267,403 restricted common shares.

During the month of July 2023, the Company converted $100,000 of an officer’s accrued payroll into 40,000,00 restricted common shares.

During the month of September 2023, the Company acquired all assets and the company known as WIFIBER, CORP. in exchange of promissory convertible notes.

During the month of September 2023, the Company issued promissory convertible notes with a combined value of 1,071,429 to the two unaccredited prior owners of WiFIBER Corp.

During the month of March 2024, the Company and promissory convertible note holders related to the WIFIBER Corp acquisition decided to rescind the deal, making all notes issued by Solidus Communications, Inc. null and void.

During the month of May 2024, the company issued 16,666,667 restricted common shares to a newly appointment member of the board of directors.

During the month of September 2024, the company issued 8,000,000 restricted common shares to a newly appointment member of the scientific advisory board.

During the month of September 2024, the company converted a total of $12,698 in convertible debt and accrued interest owed to an unaffiliated third-party unaccredited investor into 12,698,000 shares of unrestricted common stock.

During the month of March, 2025, the company sold and issued an accredited investor 3,300 Preferred B Series shares for $20,000.00 in total consideration.

NOTE 18. Subsequent Events

We evaluated subsequent events after the balance sheet date through the date the financial statements were issued. We did not identify any additional material events or transactions occurring during this subsequent event reporting period that required further recognition or disclosure in these financial statements.

F-13

Index

F-14

Index

Solidus Communications, Inc.
CONDENSED CONSOLIDATED BALANCE SHEET

	For the Twelve Months Ended	For the Twelve Months Ended
	November 30, 2024	November, 30 2023

Current Assets
Cash	$10,257	$5,229
Accounts receivable	65,635	33,541
Inventories	—	—
Prepaid expenses and other current assets	—	—
Total current assets	$75,892	$38,770

Fixed Assets, (Other)
Accumulated Depreciation	(1,839)	(2,737.29)
Fleet	12,979	33,479.28
Furniture	3,153	3,153.00
IP TV Equipment	8,677	63,956.47
Kiosks	8,400	8,400.00
Plant & Computer equipment	9,510	16,481.17
Wireless CPE/Antennas	47,512	184,010.18
Total Fixed Assets	$88,391	$306,743
Other Assets
Directors Prepaid	58,042	156,250
Investment in subsidiary	100,000	100,000
Goodwill	—	350,000
Other Assets	—	—
Total other assets	$158,042	$606,250

Total assets	$322,325	$951,763

Current Liabilities
Accounts payable and accrued expenses	108,264	(99,699)
Convertible notes payable	62,881	—
Promissory notes payable	—	67,250
Related party, loan and payroll	199,161	177,640
Short term notes payable	—	—
Other current liabilities	77	77
Derivative liability	70,946	169,565
Total Current Liabilities	$441,328	$314,832

Long Term Liabilities
Loans	25,332	108,111
Contingent liabilities	—	—
Total Long-Term Liabilities	$25,332	$108,111

Total Liabilities	$466,661	$422,943

Shareholders' Equity
Preferred A: $.001 par value; 100,000 shares authorized; 0 and 0 issued and outstanding at Nov 30 2024 and Nov 30 2023, respectively	—	—
Preferred B: $.001 par value; 100,000 shares authorized; 53,688 and 53,688 issued and outstanding at Nov 30 2024 and Nov 30 2023, respectively	54	54
Preferred C: $.001 par value; 800,000 shares authorized; 700,000 issued and outstanding at Nov 30 2024 and Nov 30 2023, respectively	700	700
Preferred D: $.001 par value; 200 shares authorized; 100 issued and outstanding at Nov 30 2024 and 0 issued and outstanding at Nov 30 2023, respectively	0.10	—
Common stock, $.001 par value; 750,000,000 shares authorized; 324,622,577 on Nov 30, 2024 and 750,000,000 shares authorized; 307,955,909 shares issued and outstanding at Nov 30, 2023.	345,321	307,956
Additional & paid-in-capital	1,321,715	1,281,710
Distributions	—
Net Income	(705,701)	(346,203)
Accumulated deficit	(1,106,423)	(715,396)
Total shareholders' equity	$(144,336)	$528,820
Total liabilities and shareholders' equity	$322,325	$951,763

(The accompanying notes are an integral part of these financial statements)

F-15

Index

Solidus Communications, Inc.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	For the Twelve Months Ended	For the Twelve Months Ended
	November 30, 2024	November 30, 2023
Revenue
Gross Sales	$84,710	$177,900
Cost of Sales	8,135	32,472
Net Sales	$76,575	$145,428

Operating expenses
Professional and Advisory Fees	97,376	50,987
Accrued Director Remuneration	120,000	84,374.79
Equipment purchase	58	4,733
Fleet	7,353	48,692
General and administrative	16,972	3,519
Insurance	1,983	14,186
Marketing and advertising	1,879	1,472
Network Fees	489	8,031
Office, Tower, Facility Rent expenses	4,887	31,160
Payroll/Accrued, Salaries	143,000	262,199
Payroll/Sales Tax	—	26,139
Patent related expense	120	—
Total operating expenses	$394,117	$560,930

Net (Loss) before income taxes	$(317,542)	$(415,502)

Other Income
Gain on Sale of Asset: Naked Papers	—	11,000
Gain on Extinguishment of Liability	—	41,782
Gain on Sale of Surplus Equipment	26,830	—
Other Income	—	44,266
Total Other Income	$26,830	$97,048

Other Expenses
Interest Expense	(254)	10,201
Depreciation Expense	145,258	—
Good Will Impairment Loss	350,000	—
Bad Debt Expense	—	15,342
Asset Write-Off Vehicle	18,606	27,689
Change in derivative fair value	(98,619)	2,206
Total Other Expenses	$414,990	$27,749

Net Other Income Profit	$(388,160)	$69,299

Net Profit	$(705,701)	$(346,203)

Weighted average number of shares outstanding	321,561,221	2,594,451,703

Basic and diluted net income/(loss) per share	0.001	.0001-

(The accompanying notes are an integral part of these financial statements)

F-16

Index

Solidus Communications, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Twelve Month Ended	For the Twelve Month Ended
	November 30, 2024	November 30, 2023
Cash flow from operating activities:
Net (Loss)	$(705,701)	$(346,203)
Adjustments to reconcile net loss to net cash from operating activities:
Increase / (Decrease) in accounts payables	170,750	(85,802)
(Decrease) in accounts receivable	(33,525)	(7,693)
(Decrease) Accrued Interest	(254)	(5,522)
Change in fair value of derivative	(98,619)	2,206
(Decrease) in convertible notes	(4,369)	—
Credit card Payables	—	—
Depreciation and amortization	—	—
Increase Related party, payroll	21,521	13,256
(Decrease) / Increase Due to Subsidiary	(103,450)	49,045
Security Deposits	—	4,139
Loan	—	—
Promissory Notes	—	—
Adjustment for settlement of MVNO prepayment	—	—
Inventory	—	—
Operating assets	—	—
Increase Accrued payroll Tax	—	—
Increase / (Decrease) Prepaid / Director pay	95,083	(143,750)
Net cash provided by (used in) operating activities	$(658,565)	$(520,324)

Cash flows from investing activities:
Accumulated Depreciation	$(898.00)	$—
Computer Equipment	5,267	(8,571)
Plant, Remote, Wireless, IPTV, Headend (CATV)	193,483	(9,130)
Due from subsidiary	(2,800)	67,856
Furniture	—	1,758
Fleet	20,500	36,740
Goodwill	350,000	—
Net cash used in investing activities:	$565,552	$88,653

Cash flows from financing activities:
Common stock	$187,364.67	$—
Contingent Liability	—	(27,000)
Credit Card payables	—	—
Proceeds of loan	20,672	(90,073)
Distributions	—	—
Additional Paid in Capital	(109,996)	7,307,241
Reverse Split adjustment to common stock	—	(6,951,438)
Net cash provided by financing activities	$98,041	$238,730

Net cash increase for period	$5,028	$(192,942)

Cash and cash equivalents at beginning of period	$5,229	$198,171

Cash and cash equivalents at end of period	$10,257	$5,229

Non-cash investing and financing activities:
Common stock issued upon conversion of notes payable	$12,698	$—
Common stock issued for settlement of accrued expense	$—	$—
Common stock issued for professional services	$24,667	$355,802
Conversion of series A preferred stock to common stock	$—	$—
Conversion of series B preferred stock to common stock	$—	$—
Additional Paid in Capital adjustment due to interest write off	$—	$—

(The accompanying notes are an integral part of these financial statements)

F-17

Index

Solidus Communications, Inc.
CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN EQUITY (DEFICIT)

	Preferred A Stock		Preferred B Stock		Preferred C Stock		Preferred D Stock		Common Stock			Additional		Total
	$.001 Par Value		$.001 Par Value		$.001 Par Value		$.001 Par Value		$.001 Par Value		Distributions	Paid-In	Retained	Shareholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Distributions	Capital	Earnings	Equity/Deficit

Balance @ November 30, 2022	—	$0	53,688	$54	700,000	$700	—	$—	7,259,394,066	$7,259,394	$(16,467)	$(6,025,531)	$(741,580)	$475,871

Adjustment to retained earnings													$(1)	$(1)

Distributions											$15,566			$15,566

Net (Loss)													(148,816)	$(148,816)

Balance @ February 28, 2023	—	$0	53,688	$54	700,000	$700	—	$—	7,259,394,066	$7,259,394	$(901)	$(6,025,531)	$(890,397)	$342,619

Common stock issued for professional services									122,767,403	$122,767		$133,035		$255,802

Reduction of common stock due to reverse split									(7,114,206,185)	$(7,114,206)		$7,114,206		$(0)

Adjustment to retained earnings													$150,648	$150,648

DTCC adjustment due to reverse split									625	$1				$1

Net (Loss)													(2,170,537)	$(2,170,537)

Balance @ May 31, 2023	—	$0	53,688	$54	700,000	$700	—	$—	267,955,909	$267,956	$(901)	$1,221,710	$(2,910,286)	$(1,421,467)

Common stock issued for professional services									40,000,000	$40,000		$60,000		$100,000

Adjustment to retained earnings													2,148,510	$2,148,510

Distributions											$901			$901

Net (Loss)													(219,664)	$(219,664)

Balance @ August 31, 2023	—	$0	53,688	$54	700,000	$700	—	$—	307,955,909	$307,956	$—	$1,281,710	$(981,440)	$608,280

Net (Loss)													(80,160)	$(80,160)

Balance @ November 30, 2023	—	$0	53,688	$54	700,000	$700	—	$—	307,955,909	$307,956	$—	$1,281,710	$(1,061,600)	$528,120

Sale of Preferred D to officer							100	$0.10				$40,000		$40,000

Adjustment to retained earnings													-4,231	$(4,231)

Net (Loss)													(466,204)	$(466,204)

Balance @ February 29, 2024	—	$0	53,688	$54	700,000	$700	100	$0.10	307,955,909	$307,956	$—	$1,321,710	$(1,532,035)	$97,685

Common stock issued for professional services									16,666,667	$16,667.00		$8,333		$25,000

Net (Loss)													(70,683)	$(70,683)

Balance @ May 31, 2024	—	$0	53,688	$54	700,000	$700	100	$0.10	324,622,576	$324,623	$—	$1,330,043	$(1,602,718)	$52,002

Net (loss)													(3,149)	$(3,149)

Balance @ August 31, 2024	—	$0	53,688	$54	700,000	$700	100	$0.10	324,622,576	$324,623	$—	$1,330,043	$(1,605,867)	$48,853

Common stock issued for professional services									8,000,000	$8,000		$—		$8,000
														$—
Common stock issued due to convertible note conversion									12,698,000	$12,698		$(8,329)		$4,369
														$—
Net (loss)													(206,258)	$(206,258)

Balance @ November 30, 2024	—	$0	53,688	$54	700,000	$700	100	$0.10	345,320,576	$345,321	$—	$1,321,714	$(1,812,125)	$(144,336)

(The accompanying notes are an integral part of these financial statements)

F-18

Index

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. GENERAL ORGANIZATION AND BUSINESS

Organization

Solidus Communications, Inc. (f/k/a Telco Cuba, Inc., f/k/a Amgentech Holdings, Inc., f/k/a CaerVision Global, Inc., f/k/a American Mineral Group Minerals Inc., f/k/a Sungro Minerals, Inc.) (the "Company") was incorporated in the State of Nevada on August 10, 2007. Up until June 12, 2015, the company was previously engaged in the exploration, development, and acquisition of mineral properties.

Solidus Communications, Inc. (SLDC) is a company incorporated under the laws of Nevada in 2007. The company is amassing a portfolio of high value companies in the technology, and telecom. Solidus Communications, Inc. currently has one subsidiary, Advanced Satellite Systems, Inc. a provider in Volusia County Florida of, Internet Service, and Telephone Service.

Solidus Communications, Inc. is continuing its search of acquisition candidates in the technology, and telecommunication space.

During the fourth quarter 2023, the company acquired WIFIBER Corp. and all of its assets, and is continuing to offer its services. WiFIBER Corp. is incorporated in the State of Florida in 2005, and is registered as a subsidiary of Solidus Communications, Inc.

During the first quarter 2024, WIFIBER and the Company decided to rescind the acquisition due to the company’s inability to fund the acquisition as a result of missed milestones.

The accompanying financial statements have been prepared on the basis of accounting principles applicable to a going concern; accordingly, they do not give effect to adjustment that would be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and retire its liabilities in other than the normal course of business and at amounts different from those in the accompanying financial statements. Management plans to raise debt conversion from public or private debt or equity financing, on an as needed basis. The Company's ability to continue as a going concern is dependent upon achieving profitable operations and/or upon obtaining additional financing. The outcome of these matters cannot be predicted at this time.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

Accounting Principles and Basis of Presentation

The consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”) and are expressed in U.S. dollars. All inter-company accounts and transactions have been eliminated. The Company’s fiscal year end is November 30.

These statements should be read in conjunction with our Annual Report.

The significant accounting policies followed are:

Principles of Consolidation

The consolidated financial statements include the accounts of Solidus Communications, Inc. (parent) and Advanced Satellite Systems, Inc. which has common ownership and management. All intercompany balances and transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

The Company regularly evaluates estimates and assumptions related to the deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected. Included in these estimates are assumptions about collection of accounts receivable, impairment of intangibles, useful life of property and equipment, stock-based compensation, beneficial conversion of convertible notes payable, deferred income tax asset valuation allowances, and valuation of derivative liabilities.

F-19

Index

Debt conversion and Debt conversion Equivalents

For purposes of the statement of debt conversion flows, debt conversion includes demand deposits, saving accounts and money market accounts. The Company considers all highly liquid instruments with maturities of three months or less when purchased to be debt conversion equivalents.

Debt conversion is maintained at financial institutions and, at times, balances may exceed federally insured limits. We have never experienced any losses related to these balances. All our non-interest-bearing debt conversion balances were fully insured at November 30, 2024 and November 30, 2023. At November 30, 2024 there were no amounts held in excess of federally insured limits.

Accounts receivable and concentration of credit risk

The Company does not currently have a trade accounts receivable as all sales are either debt conversion, check or credit card for services or products and collected contemporaneously with the sale. Therefore, the Company has not recorded an allowance for doubtful accounts.

During the twelve months ended on November 30, 2024 and November 30, 2023, 30% and 30% respectively of our revenue was concentrated in one customer.

Related Party Transactions

Parties are considered to be related to the Company if the parties that, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all related party transactions.

All transactions shall be recorded at fair value of the goods or services exchanged. Property purchased from a related party is recorded at the cost to the related party and any payment to or on behalf of the related party in excess of the cost is reflected as a distribution to the related party.

The Company considers all officers, directors, senior management personnel, and senior level consultants to be related parties to the Company.

Furniture, equipment, and long-lived assets

Furniture and equipment are recorded at cost and depreciated on a straight-line basis over their estimated useful lives, principally three to five years. Accelerated methods are used for tax depreciation. Maintenance and repairs are charged to operations when incurred. Betterments and renewals are capitalized. When furniture and equipment are sold or otherwise disposed of, the asset account and related accumulated depreciation account are relieved, and any gain or loss is included in operations.

The Company evaluates the recoverability of its long-lived assets or asset groups whenever adverse events or changes in business climate indicate that the expected undiscounted future debt conversion flows from the related assets may be less than previously anticipated. If the net book value of the related assets exceeds the undiscounted future debt conversion flows of the assets, the carrying amount would be reduced to the present value of their expected future debt conversion flows and an impairment loss would be recognized.

Basic and Diluted Loss per Share

Basic and diluted loss per share is based on the weighted average number of shares outstanding. Potential common shares includable in the computation of fully diluted per share results are not presented in the financial statements as their effect would be anti-dilutive.

Revenue recognition

The Companies follow the guidance of the FASB ASC 605-10-S99 “Revenue Recognition Overall – SEC Materials”. The Companies record revenue when persuasive evidence of an arrangement exists, product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured. Revenues consist primarily of intangible and tangible product sales.

Contingencies

The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. There were no commitments or contingencies as of November 30, 2024 and November 30, 2023, respectively.

F-20

Index

Share Based Compensation

The Company recognizes all share-based payments to employees, including grants of employee stock options, as compensation expense in the financial statements based on their fair value. That expense will be recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period). There were no grants awarded through this reporting period in 2024.

The Company issues common stock and common stock options and warrants to consultants for various services. For these transactions, the Company follows the guidance in FASB ASC Topic 505. Costs for these transactions are measured at the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The value of the common stock is measured at the earlier of (i) the date at which a firm commitment for performance by the counterparty to earn the equity instrument is reached or (ii) the date at which the counterparty’s performance is complete.

Financial Instruments

Pursuant to ASC 820, Fair Value Measurements and Disclosures, an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities. The Company’s financial instruments consist principally of debt conversion, accounts receivable, inventory, accounts payable and accrued liabilities note payable, convertible promissory notes, and amounts due to related parties. Pursuant to ASC 820, the fair value of our debt conversion is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

Convertible Instruments

The Company evaluates and accounts for conversion options embedded in its convertible instruments in accordance with professional standards for “Accounting for Derivative Instruments and Hedging Activities”. Professional standards generally provide three criteria that, if met, require companies to bifurcate conversion options from their host instruments and account for them as free-standing derivative financial instruments. These three criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re- measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. Professional standards also provide an exception to this rule when the host instrument is deemed to be conventional as defined under professional standards as “The Meaning of “Conventional Convertible Debt Instrument”. The Company accounts for convertible instruments (when it has determined that the embedded conversion options should not be bifurcated from their host instruments) in accordance with professional standards when “Accounting for Convertible Securities with Beneficial Conversion Features,” as those professional standards pertain to “Certain Convertible Instruments.” Accordingly, the Company records, when necessary, discounts to Convertible Debentures for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt to their earliest date of redemption. The Company also records when necessary deemed dividends for the intrinsic value of conversion options embedded in preferred shares based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note.

ASC 815-40 provides that, among other things, generally, if an event is not within the entity’s control could or require net debt conversion settlement, then the contract shall be classified as an asset or a liability.

F-21

Index

Derivative Liabilities

The Company assessed the classification of its derivative financial instruments as of November 30, 2024, which consist of convertible instruments and rights to shares of the Company’s common stock, and determined that such derivatives meet the criteria for liability classification under ASC 815.

ASC 815 generally provides three criteria that, if met, require companies to bifurcate conversion options from their host instruments and account for them as free-standing derivative financial instruments. These three criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument subject to the requirements of ASC 815. ASC 815 also provides an exception to this rule when the host instrument is deemed to be conventional, as described.

Goodwill

The Company recognizes goodwill for the excess of the purchase price over the fair value of the identifiable net assets of the business acquired. ASC 350 "Intangible Assets-Goodwill and Other", an impairment test for goodwill is undertaken by the Company at the reporting unit level annually, or more frequently if events or changes in circumstances indicate that goodwill might be impaired.

Income Taxes

Income taxes are accounted for in accordance with the provisions of FASB ASC 740, Accounting for Income Taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amounts expected to be realized.

Asset Impairment

ASC 323-10-35-32 provides that a loss in value of an investment that is other than a temporary decline shall be recognized. Evidence of a loss in value might include, but would not necessarily be limited to, absence of an ability to recover the carrying amount of the investment or inability of the investee to sustain an earnings capacity that would justify the carrying amount of the investment. A current fair value of an investment that is less than its carrying amount may indicate a loss in value of the investment. However, a decline in the quoted market price below the carrying amount or the existence of operating losses is not necessarily indicative of a loss in value that is other than temporary. All are factors that shall be evaluated.

NOTE 3. Stockholders’ Deficit

Capital stock authorized for the period ended 11/30/2024

750,000,000 common shares with a par value of $0.001 per share; and

1,000,000 preferred shares with a par value of $0.001 per share

Common share Issuances

During the month of May, 2023, 112,500,000,000 restricted common shares were issued to appointed members of the board of directors.

During the month of May 2023, the Company converted the partial monetary value of a consultants’ contract into 10,267,403 restricted common shares.

During the month of July 2023, an officer of the company converted $100,000 in salary into 40,000,000 shares of restricted stock.

During the month of May, 2024, the company issued 16,666,667 shares to a newly appointed member of the board of directors.

During the month of September, 2024, the company converted a total of $12,698.00 in convertible debt and accrued interest owed to an unaffiliated third-party accredited investor into 12,698,000 shares of common stock.

During the month of September, 2024, the company issued 8,000,000 shares to a newly appointed member of the board of directors.

F-22

Index

Preferred shares

Preferred stock authorized for the period ended 11/30/2024

The Company has 1,000,000 shares of preferred stock authorized of which 1,000,000 shares were designated in three series as follows:

Series A Senior Convertible Voting Non-Redeemable Preferred Stock (the “Series A Preferred”) – 100,000 shares authorized, 0 shares issued and outstanding; Each share of Series A Preferred is convertible into 1,000 restricted shares of common stock; Each share of Series A Preferred is convertible into 1,000 common share votes. Each Series A holder shall be entitled to vote on all matters submitted to a vote of the holders of the company’s common stock on an as if converted to common stock basis. Series A holders will not have any rights to vote separately as a series.

Series B Senior Subordinated Convertible Voting Redeemable Preferred Stock (the “Series B Preferred”) – 100,000 shares authorized, 53,688 shares issued and outstanding; Each share of Series B Preferred is convertible into 5,000 restricted shares of common stock; Each share of Series B Preferred is convertible into 5,000 restricted common share votes. Each Series B holder shall be entitled to vote on all matters submitted to a vote of the holders of the company’s common stock on an as if converted to common stock basis. Series B holders will not have any rights to vote separately as a series.

Series C Senior Subordinated Convertible Voting Redeemable Preferred Stock (the “Series C Preferred”) – 700,000 shares authorized, 700,000 shares issued and outstanding; Each share of Series C Preferred is convertible into 100,000 common share votes, but is otherwise not convertible into common stock. Each Series C holder shall be entitled to vote on all matters submitted to a vote of the holders of the company’s common stock on an as if converted to common stock basis. Series C holders will not have any rights to vote separately as a series.

Series D Senior Subordinated Convertible Voting Redeemable Preferred Stock (the “Series D Preferred”) – 200 shares authorized, 100 shares issued and outstanding; Each share of Series D Preferred is convertible into 3% of the total common share outstanding share count. Each Series D holder shall be entitled to vote on all matters submitted to a vote of the holders of the company’s common stock on an as if converted to common stock basis. Series D holders will not have any rights to vote separately as a series.

The Company Preferred Stock has liquidation rights as follows: The Series A Preferred is senior in liquidation preference to all other series or classes of capital stock, preferred or common; the Series B Preferred is senior in liquidation preference to all series or classes of capital stock other than the Series A Preferred; the Series C Preferred is senior in liquidation preference to all classes of Common Stock; the Series D Preferred is senior in liquidation preference to all classes of Common and Preferred Stock.

Preferred shares issuances

During the month of January 2024, an officer started the process of exchanging 700,000 of his preferred C shares into 100 Preferred D shares.

Warrants and Options

For the period ended November 30, 2024 and November 30, 2023 there were no outstanding stock options and warrants.

NOTE 4. Concentration Risk

The Company's financial instruments consist of debt conversion, accounts payable and accrued liabilities. It is management's opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments. Because of the short maturity and capacity of prompt liquidation of such assets and liabilities, the fair values of these financial instruments approximate their carrying values.

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of debt conversion. The Company places its debt conversion with high credit quality financial institutions in the United States.  Bank deposits in the United States did not exceed federally insured limits as of February 29, 2024.

NOTE 5. Notes Payable

As of November 30, 2024, and November 30, 2023, total Debenture Convertible Notes Payable were $62,881.00 and $0, respectively.

As of November 30, 2024, the Company recorded a derivative liability totaling $62,881.00 associated with a convertible promissory note originally issued in August 2021. Under the terms of the agreement, the holder has the right to convert the outstanding balance into common shares of the Company at a fixed conversion price of $0.001 per share, irrespective of the market price of the stock.

In accordance with ASC 815, the Company determined that the embedded conversion feature meets the criteria for separate accounting as a derivative. The fair value of the derivative is measured in accordance with ASC 820, which requires the use of a fair value hierarchy. Because the conversion feature is based on a fixed, contractually agreed-upon par value and is not influenced by observable market data, the valuation is classified as a Level 3 fair value measurement.

No additional valuation models (e.g., Black-Scholes or binomial model) were applied due to the fixed nature of the conversion term and the absence of market variability. Management estimates the liability value based on the full par value conversion obligation, which is considered immaterial to overall financial statement users due to its non-variable structure.

On March 1st, 2023 the company wrote off the balance of a contingent liability due to statute of limitations, legality of debt, and as a result of an attorney opinion on the balance.

F-23

Index

NOTE 6. Related party transactions

Our officers have from time-to-time lent money to the Company. This balance includes payroll due to officers. At November 30, 2024 and November 30, 2023, our officers had a balance owed to them of $199,161 and $126,140 respectively. These balances represent unpaid salaries and loans made by executive officers. No formal loan agreements exist. The balances are dependent on the employment contract of the executive officer. The amounts are non-interest bearing and due on demand.

NOTE 7. FLEET EXPENSES (FISCAL YEAR ENDED NOVEMBER 30, 2023)

During the fiscal year ended November 30, 2023, the Company recognized elevated fleet-related operating expenses primarily attributable to the complete transmission overhauls of two service vehicles. Additionally, one fleet vehicle was declared a total loss as a result of a traffic accident. The associated repair and loss-related costs were expensed in the period as incurred, in accordance with ASC 720 – Other Expenses and ASC 450 – Contingencies.

During the fiscal year ended November 30, 2023, the Company sold a service truck with a net book value of $25,000 for $11,000. The truck had sustained significant damage, reducing its fair market value. As a result, a loss on disposal of $14,000 was recognized in the income statement under Other Expenses. The loss represents the difference between the carrying amount of the asset and the proceeds received and has been fully expensed in accordance with ASC 360 – Property, Plant, and Equipment.

These non-recurring events contributed materially to the total fleet expense recorded in the period. No insurance recoveries were recognized in fiscal 2024; any such claims or reimbursements, if applicable, will be recognized in the period when they are realized.

NOTE 8. Employment Contracts

In February 2025, the Company renewed its 5-year employment contract with William Sanchez, the Company’s chairman and Chief Executive Officer. Under the terms of the agreement, the Company is to compensate Mr. Sanchez $20,000 per month in addition to providing medical, dental, life and automobile insurance and an automobile allowance of $550 per month.

NOTE 9. PROPERTY AND EQUIPMENT

The company depreciable fixed assets for the period ending November 30, 2024 in the amount of 125,260.

The significant increase in depreciation expense is attributable to a correction of previously understated depreciation on certain equipment assets.

Advanced Satellite Systems, Inc. periodically sells surplus, used, and retired equipment. We do not liquidate, and attempt to sell at market price.

NOTE 10. INCOME TAXES

As of November 30, 2024, the Company had accumulated federal net operating loss (NOL) carryforwards of approximately $2.8 million, available to offset future taxable income. These NOLs begin to expire in 2040. Under ASC 740, the Company recorded a deferred tax asset (DTA) of $588,000, using a federal tax rate of 21%. Due to a history of recurring losses and the lack of forecasted taxable income, management has concluded that it is more likely than not that the DTA will not be realized.

Accordingly, a full valuation allowance of $588,000 has been recorded, resulting in a net deferred tax asset of $0. No income tax expense or benefit was recognized for the year ended November 30, 2024.

Component	Amount
Net Operating Loss Carryforwards	$2,800,000
Deferred Tax Asset @ 21%	$588,000
Less: Valuation Allowance	$(588,000)
Net Deferred Tax Asset	$0

NOTE 11. GOODWILL IMPAIRMENT

The Company’s investment in Advanced Satellite Systems, Inc. ("ASSI") consists of an 85% ownership stake. Due to reduced network fees and competitive pricing pressure, ASSI's recent financial performance has not met expectations. As a result, the Company evaluated the investment for impairment in accordance with ASC 350 and ASC 820.

A Discounted Cash Flow (DCF) model was used under the income approach to estimate the fair value of the reporting unit. Key inputs to the model included a discount rate of 18% (reflecting WACC with company-specific risk adjustments) and a terminal growth rate of 2%. Based on management's five-year forecast and projected future cash flows, the estimated fair value of the reporting unit was approximately $100,000. This amount was substantially below its carrying value of $450,000.

Accordingly, goodwill of $350,000 was fully impaired as of February 29, 2024. The fair value assessment was categorized as a Level 3 valuation under ASC 820 due to its reliance on unobservable inputs.

Input	Assumption
Discount Rate (WACC)	18%
Terminal Growth Rate	2%
Fair Value (DCF-based)	$100,000
Carrying Amount	$450,000
Goodwill Impaired	$350,000

NOTE 12. DERIVATIVE LIABILITY VALUATION

As of November 30, 2024, the Company recorded a derivative liability totaling $62,881 associated with a convertible promissory note originally issued in August 2021. Under the terms of the agreement, the holder has the right to convert the outstanding balance into common shares of the Company at a fixed conversion price of $0.001 per share, irrespective of the market price of the stock.

In accordance with ASC 815, the Company determined that the embedded conversion feature meets the criteria for separate accounting as a derivative. The fair value of the derivative is measured in accordance with ASC 820, which requires the use of a fair value hierarchy. Because the conversion feature is based on a fixed, contractually agreed-upon par value and is not influenced by observable market data, the valuation is classified as a Level 3 fair value measurement.

No additional valuation models (e.g., Black-Scholes or binomial model) were applied due to the fixed nature of the conversion term and the absence of market variability. Management estimates the liability value based on the full par value conversion obligation, which is considered immaterial to overall financial statement users due to its non-variable structure. The derivative liability of $62,881 as of November 30, 2024, reflects management’s estimate based on these inputs.

F-24

Index

NOTE 13. CONVERTIBLE NOTES AND BENEFICIAL CONVERSION FEATURE

During the reporting period, the Company converted $12,698 of outstanding principal from a convertible promissory note into 12,698,000 shares of common stock at a fixed conversion price of $0.001 per share, which equals the par value of the Company’s common stock.

In accordance with ASC 470-20, Debt with Conversion and Other Options, the Company evaluated the convertible note for the presence of a beneficial conversion feature (BCF). A BCF exists when the effective conversion price of the instrument is lower than the fair value of the Company’s common stock at the commitment date.

At the time of conversion, the fair market value of the Company’s common stock was $0.004 per share, resulting in an intrinsic value of $0.003 per share. Multiplied by the 12,698,000 shares issued, the total intrinsic value of the BCF was $38,094. However, in accordance with ASC 470-20-30-8, the BCF is limited to the carrying amount of the debt converted, which was $12,698.

Accordingly, the Company recorded a debt discount of $12,698, with a corresponding increase to additional paid-in capital.

NOTE 14. BLANK

NOTE 15. BLANK

NOTE 16. GOING CONCERN

These financial statements have been prepared assuming that the Company will continue as a going concern. The Company has operating and liquidity concerns, current liabilities exceeded current assets. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of these uncertainties.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses. The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management's efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 17. EVENTS

Current events

During the month of February, 2023, the company divested the assets of Naked Paper Brand, Inc. for the sum of $11,000.00.

During the month of May, 2023, 112,500,000,000 restricted common shares were issued to appointed members of the board of directors.

During the month of May 2023, the Company converted the partial monetary value of a consultants’ contract into 10,267,403 restricted common shares.

During the month of July 2023, the Company converted $100,000 of an officer’s accrued payroll into 40,000,00 restricted common shares.

During the month of September 2023, the Company acquired all assets and the company known as WIFIBER, CORP. in exchange of promissory convertible notes.

During the month of September 2023, the Company issued promissory convertible notes with a combined value of 1,071,429 to the two unaccredited prior owners of WiFIBER Corp.

During the month of March 2024, the Company and promissory convertible note holders related to the WIFIBER Corp acquisition decided to rescind the deal, making all notes issued by Solidus Communications, Inc. null and void.

During the month of May 2024, the company issued 16,666,667 restricted common shares to a newly appointment member of the board of directors.

During the month of September 2024, the company issued 8,000,000 restricted common shares to a newly appointment member of the scientific advisory board.

During the month of September 2024, the company converted a total of $12,698 in convertible debt and accrued interest owed to an unaffiliated third-party unaccredited investor into 12,698,000 shares of unrestricted common stock.

NOTE 18. Subsequent Events

We evaluated subsequent events after the balance sheet date through the date the financial statements were issued. We did not identify any additional material events or transactions occurring during this subsequent event reporting period that required further recognition or disclosure in these financial statements.

During the month of February, 2025, the company sold to an accredited investor 3,300 Preferred B Series shares.

F-25

Index

SOLIDUS COMMUNICATIONS, INC.

150,000,000 SHARES OF COMMON STOCK

OFFERING CIRCULAR

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

The Date of this Offering Circular is September 9, 2025

43

PART III - INFORMATION NOT REQUIRED IN THE OFFERING CIRCULAR

Item 17

Number	Description of Exhibit

2.1	Amended Articles of Incorporation**
2.2	Bylaws**
4.1	Form of Subscription Agreement*
10.1	Employment Contract with William Sanchez*
10.2	Contract with Jace, Inc.**
12	Opinion re legality*

* filed hereto

** previously filed

44

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized in Ormond Beach, FL, on the 9th day of September, 2025.

SOLIDUS COMMUNICATIONS, INC.

By:	/s/ William Sanchez
William Sanchez
President, CEO, CFO and Director

This offering statement has been signed by the following person in the capacities indicated on September 9, 2025.

By:	/s/ William Sanchez
William Sanchez
President, CEO, CFO and Director (Principal Executive Officer, Principal Accounting Officer and Principal Financial Officer)

By:	/s/ Andrei Ludu
Andrei Ludu
Director

By:	/s/ Thomas Langford
Thomas Langford
Director